                                                                     EXHIBIT 4.1

                                    FORM OF


                ________________________________________________


                         PASS THROUGH TRUST AGREEMENT



                         Dated as of September 1, 1998


                                    between


                    GENERAL AMERICAN RAILCAR CORPORATION II


                                      and


                     STATE STREET BANK AND TRUST COMPANY,
                                   as Trustee



                       Tank Cars and Covered Hopper Cars
                ________________________________________________

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                   ARTICLE I
DEFINITIONS...........................................................................................          2
     Section 1.01         Definitions.................................................................          2
     Section 1.02         Compliance Certificates and Opinions........................................         10
     Section 1.03         Form of Documents Delivered to Trustee......................................         11
     Section 1.04         Acts of Certificateholders..................................................         11

                                  ARTICLE II

ORIGINAL ISSUANCE OF CERTIFICATES
ACQUISITION OF EQUIPMENT NOTES........................................................................         13
     Section 2.01         Amount Unlimited; Issuable in Series........................................         13
     Section 2.02         Acquisition of Equipment Notes..............................................         15
     Section 2.03         Acceptance by Trustee.......................................................         17
     Section 2.04         Limitation of Powers........................................................         17

                                  ARTICLE III

THE CERTIFICATES......................................................................................         18
     Section 3.01         Form, Denomination and Execution of Certificates............................         18
     Section 3.02         Authentication of Certificates..............................................         18
     Section 3.03         Registration of Transfer and Exchange of Certificates.......................         19
     Section 3.04         Mutilated, Destroyed, Lost or Stolen Certificates...........................         20
     Section 3.05         Persons Deemed Owners.......................................................         21
     Section 3.06         Cancellation................................................................         21
     Section 3.07         Temporary Certificates......................................................         21
     Section 3.08         Limitation of Liability for Payments........................................         21
     Section 3.09         Book-Entry Provisions for Global Certificates...............................         22

                                  ARTICLE IV

DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS.......................................................         24
     Section 4.01         Certificate Account and Special Payments Account............................         24
     Section 4.02         Distributions from Certificate Account and Special Payments Account.........         25
     Section 4.03         Statements to Certificateholders............................................         27
     Section 4.04         Investment of Special Payment Moneys........................................         28

                                   ARTICLE V

THE COMPANY...........................................................................................         28
     Section 5.01         Maintenance of Corporate Existence..........................................         28
     Section 5.02         Consolidation, Merger or Sale of Assets Prohibited..........................         28


                                  ARTICLE VI

DEFAULT...............................................................................................         28
     Section 6.01         Events of Default...........................................................         28
     Section 6.02         Incidents of Sale of Equipment Notes........................................         29

     Section 6.03         Judicial Proceedings Instituted by Trustee..................................         30
     Section 6.04         Control by Certificateholders...............................................         31
     Section 6.05         Waiver of Defaults..........................................................         31
     Section 6.06         Right of Certificateholders to Receive Payments not to be Impaired..........         32
     Section 6.07         Certificateholders may not bring suit except under
                          Certain Conditions..........................................................         32
     Section 6.08         Remedies Cumulative.........................................................         33

                                  ARTICLE VII

THE TRUSTEE...........................................................................................         33
     Section 7.01         Certain Duties and Responsibilities.........................................         33
     Section 7.02         Notice of Defaults..........................................................         34
     Section 7.03         Certain Rights of Trustee...................................................         35
     Section 7.04         Not Responsible for Recitals or Issuance of Certificates....................         35
     Section 7.05         May hold Certificates.......................................................         36
     Section 7.06         Money held in Trust.........................................................         36
     Section 7.07         Compensation and Reimbursement..............................................         36
     Section 7.08         Corporate Trustee Required; Eligibility.....................................         37
     Section 7.09         Resignation and Removal; Appointment of Successor...........................         38
     Section 7.10         Acceptance of Appointment by Successor......................................         39
     Section 7.11         Merger, Conversion, Consolidation or Succession to Business.................         40
     Section 7.12         Maintenance of Agencies.....................................................         40
     Section 7.13         Money for Certificate Payments to be held in Trust..........................         42
     Section 7.14         Registration of Equipment Notes in Trustee's Name...........................         42
     Section 7.15         Representations and Warranties of Trustee...................................         43
     Section 7.16         Withholding Taxes; Information Reporting....................................         43
     Section 7.17         Trustee's Liens.............................................................         44

                                 ARTICLE VIII

CERTIFICATEHOLDER'S LISTS AND REPORTS BY TRUSTEE......................................................         44
     Section 8.01         The Company to furnish Trustee with Names and Addresses of
                          Certificateholders..........................................................         44
     Section 8.02         Preservation of Information; Communication to Certificateholders............         44
     Section 8.03         Reports by Trustee..........................................................         45
     Section 8.04         Reports by Company..........................................................         45

                                  ARTICLE IX

SUPPLEMENTAL TRUST AGREEMENTS.........................................................................         46
     Section 9.01         Supplemental Trust Agreements without Consent of
                          Certificateholders..........................................................         46
     Section 9.02         Supplemental Trust Agreements with Consent of Certificateholders............         46
     Section 9.03         Documents Affecting Immunity or Indemnity...................................         47
     Section 9.04         Execution of Supplemental Trust Agreements..................................         48
     Section 9.05         Effect of Supplemental Trust Agreements.....................................         48
     Section 9.06         Conformity to Trust Indenture Act...........................................         48
     Section 9.07         Reference in Certificates to Supplemental Trust Agreements..................         48

                                      ARTICLE X

AMENDMENTS TO INDENTURES AND NOTE DOCUMENTS...........................................................         48
     Section 10.01        Amendments and Supplements to Indenture and other
                          Note Documents..............................................................         48

                                  ARTICLE XI

TERMINATION OF TRUST..................................................................................         49
     Section 11.01        Termination of the Trust....................................................         49


                                  ARTICLE XII

MISCELLANEOUS PROVISIONS..............................................................................         50
     Section 12.01        Limitation on Rights of Certificateholders..................................         50
     Section 12.02        Certificates Nonassessable and Fully Paid...................................         50
     Section 12.03        Notices.....................................................................         50
     Section 12.04        GOVERNING LAW...............................................................         51
     Section 12.05        Severability of Provisions..................................................         51
     Section 12.06        Trust Indenture Act.........................................................         51
     Section 12.07        Effect of Headings and Table of Contents....................................         51
     Section 12.08        Successors and Assigns......................................................         51
     Section 12.09        Benefits of Agreement.......................................................         51
     Section 12.10        Legal Holidays..............................................................         51
     Section 12.11        Counterparts................................................................         52

Signature.............................................................................................         56

EXHIBITS

EXHIBIT A -- FORM OF CERTIFICATE

                         PASS THROUGH TRUST AGREEMENT

     THIS PASS THROUGH TRUST AGREEMENT, dated as of September 1, 1998, by and between General American Railcar Corporation II, a Delaware corporation, and State Street Bank and Trust Company, a Massachusetts Trust Company, as Trustee, is made with respect to the formation from time to time of separate General American Railcar Corporation II Pass Through Trusts, and the issuance from time to time of separate series of Pass Through Certificates representing fractional undivided interests in the respective Trusts.

                                  WITNESSETH:

     WHEREAS, from time to time General American Railcar Corporation II and the Trustee shall enter into a Trust Supplement pursuant to which the Trustee shall declare the creation of a separate Trust for the benefit of the Holders of the series of Certificates to be issued in respect of such Trust, and the initial Holders of the Certificates of such series, as the grantors of such Trust, by their respective acceptances of the Certificates of such series, shall join in the creation of such Trust with the Trustee;

     WHEREAS, all Certificates to be issued in respect of each separate Trust will be issued as a separate series pursuant to this Basic Agreement and the related Trust Supplement, will evidence fractional undivided interests in such Trust, and will have no rights, benefits or interest in respect of any other separate Trust or the property held therein;

     WHEREAS, one Owner Trustee or each of two or more Owner Trustees, each acting on behalf of one or more Owner Participants, may issue Equipment Notes to finance a portion of the purchase price of Equipment to be purchased by such Owner Trustee and leased to the Company pursuant to the related Lease;

     WHEREAS, each such Owner Trustee will issue Equipment Notes on a non-recourse basis under a separate Indenture in order to finance a portion of the purchase price paid, or to be paid, for such Equipment;

     WHEREAS, from time to time, pursuant to the terms and conditions of this Basic Agreement as supplemented by a separate Trust Supplement with respect to a separate Trust to be formed hereunder, the Trustee shall purchase one or more series of Equipment Notes of the same tenor as the series of Certificates to be issued in respect of such Trust and shall hold such Equipment Notes in trust for the benefit of the Certificateholders of such Trust;

     WHEREAS, to facilitate the sale of Equipment Notes to the Trustee on behalf of each Trust created from time to time pursuant to this Basic Agreement and the related Trust Supplement, General American Railcar Corporation II has duly authorized the execution and delivery of this Basic Agreement and each Trust Supplement as the "issuer," as such term is defined in and solely for purposes of the Securities Act of 1933, as amended, of the Certificates to be issued in respect of each Trust and as the "obligor," as such term is defined in and solely for

                                                  [Pass Through Trust Agreement]

purposes of the Trust Indenture Act with respect to all such Certificates and is undertaking to perform certain administrative and ministerial duties hereunder and is also undertaking to pay the fees and expenses of the Trustee;

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of the other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE
                                  DEFINITIONS

     Section 1.01 Definitions.  For all purposes of this Basic Agreement, except
                  -----------
as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms used herein that are defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (3) all references in this Basic Agreement to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Basic Agreement; and

          (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Basic Agreement as a whole and not to any particular Article, Section or other subdivision.

     "Acceptable GIC Provider" shall have the meaning specified in Section 1.1
      -----------------------
of the Intercreditor Agreement.

     "Acceptable Letter of Credit" shall have the meaning specified in Section
      ---------------------------
1.1 of the Intercreditor Agreement.

     "Act" when used with respect to any Holder, has the meaning specified in
      ---
Section 1.04.

     "Affiliate" of any specified Person, means any other Person which directly
      ---------
or indirectly controls or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                                                  [Pass Through Trust Agreement]

     "Authorized Agent" when used with respect to the Certificates of any
      ----------------
series, means any Paying Agent or Registrar for the Certificates of such series.

     "Avoidable Tax" has the meaning specified in Section 7.09(e).
      -------------

     "Basic Agreement" means this Pass Though Trust Agreement, as the same may
      ---------------
from time to time be supplemented, amended or modified, but does not include any Trust Supplement.

     "Business Day" means any day other than a Saturday, a Sunday, or a day on
      ------------
which commercial banking institutions are authorized or obligated by law, executive order, or governmental decree to be closed in New York, New York, Chicago, Illinois, the city and state in which the Corporate Trust Office of the Indenture Trustee is located or the city and state in which the Corporate Trust Office of the Trustee is located.

     "Cede & Co." means Cede & Co., as nominee for DTC.
      ----------

     "Certificate" means any one of the certificates executed and authenticated
      -----------
by the Trustee, substantially in the form of Exhibit A hereto or in the form provided in the applicable Trust Supplement.

     "Certificate Account" when used with respect to the Certificates of any
      -------------------
series, means the account or accounts created and maintained for such series pursuant to Section 4.01(a) and the related Trust Supplement.

     "Certificateholder" or "Holder" when used with respect to the Certificates
      -----------------      ------
of any series, means the Person in whose name a Certificate of such series is registered in the Register for Certificates of such series.

     "Clearing Agency" means an organization registered as a "clearing agency"
      ---------------
pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

     "Clearing Agency Participant" means a broker, dealer, bank, other financial
      ---------------------------
institution or other Person for whom from time to time a Clearing Agency effects, directly or indirectly, book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Collateral Agent" shall have the meaning specified in the Intercreditor
      ----------------
Agreement.

     "Collection Account" shall have the meaning specified in Section 1.1 of the
      ------------------
Intercreditor Agreement.

                                                  [Pass Through Trust Agreement]

     "Commission" means the Securities and Exchange Commission, as from time to
      ----------
time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

     "Company" means General American Railcar Corporation II, a Delaware
      -------
corporation.

     "Corporate Trust Office" with respect to the Trustee, the Owner Trustee and
      ----------------------
the Indenture Trustee, means the office of such trustee in the city at which at any particular time its corporate trust business shall be principally administered.

     "Cut-Off-Date" when used with respect to the Certificates of any series,
      ------------
means the date designated as such in the Trust Supplement of such series.

     "Default" means any event which is, or with the giving of notice or the
      -------
passage of time or both would become, an Event of Default.

     "Definitive Certificates" when used with respect to the Certificates of any
      -----------------------
series, has the meaning specified in Section 3.09.

     "Direction" has the meaning specified in Section 1.04(c).
      ---------

     "DTC" means The Depository Trust Company and any successor clearing agency.
      ---

     "Equipment" means items of railroad rolling stock which are the subject of
      ---------
any Lease.

     "Equipment Note" when used with respect to any Trust, means any one of the
      --------------
Equipment Notes (as defined in the applicable Indenture) described in, or on a schedule attached to, the Trust Supplement in respect of such Trust and to be held by the Trustee as a part of such Trust, including any Equipment Note (as so defined) issued under the applicable Indenture in replacement or substitution therefor.

     "Escrow Account" when used with respect to the Certificates of any series,
      --------------
has the meaning specified in Section 2.02(b).

     "Escrowed Funds" when used with respect to any Trust, has the meaning
      --------------
specified in Section 2.02(b).

     "Event of Default" when used with respect to any Trust, means an event
      ----------------
described in Section 6.01.

                                                  [Pass Through Trust Agreement]

     "Final Legal Distribution Date," with respect to the Certificates of any
      -----------------------------
series, means the date designated as such in the Trust Supplement establishing such series.

     "Fractional Undivided Interest" means the fractional undivided interest in
      -----------------------------
a Trust that is evidenced by a Certificate relating to such Trust.

     "Global Certificate" means a Certificate evidencing all or part of the
      ------------------
Certificates issued to the Clearing Agency or its nominee, and registered in the name of such Clearing Agency.

     "Indenture" when used with respect to any Trust, means each of the one or
      ---------
more separate trust indenture and security agreements described in, or on a schedule attached to, the Trust Supplement relating to such Trust and which relates to a series of Equipment Notes to be held in such Trust, as such agreement may be amended or supplemented in accordance with its terms; and Indentures means all of such agreements.

     "Indenture Event of Default" when used with respect to any Indenture, means
      --------------------------
any Indenture Event of Default (as such term is defined in such Indenture).

     "Indenture Trustee" when used with respect to any Equipment Note or the
      -----------------
Indenture applicable thereto, means the bank or trust company designated as indenture trustee under such Indenture; and any successor to such Indenture Trustee as such trustee; and Indenture Trustees means all of the Indenture Trustees under the Indentures.

     "Initial Regular Distribution Date" when used with respect to the
      ---------------------------------
Certificates of any series means the first Regular Distribution Date on which a Regular Payment is to be made.

     "Intercreditor Agreement" shall mean the Collateral Agency and
      -----------------------
Intercreditor Agreement dated as of August 1, 1998 among the Company, The First National Bank of Chicago, as Collateral Agent, State Street Bank and Trust Company, as Indenture Trustee, Wilmington Trust Company, as Owner Trustee, General American Transportation Corporation, as Manager and Insurance Manager and certain other Persons.

     "Issuance Date" when used with respect to any Trust, means the date of the
      -------------
issuance of the series of Certificates of such Trust.

     "Lease" means any lease between an Owner Trustee, as the lessor, and the
      -----
Company, as the lessee, described in an Indenture, as each such lease may be amended or supplemented in accordance with its respective terms; and Leases means all of such Leases.

     "Monthly Transfer Date" shall have the meaning specified in Section 1.1 of
      ---------------------
the Intercreditor Agreement.

                                                  [Pass Through Trust Agreement]

     "Note Documents" when used with respect to any Equipment Note, means the
      --------------
applicable Indenture, Participation Agreement and Lease.

     "Officer's Certificate" means a certificate signed (i) in the case of a
      ---------------------
corporation by the President, any Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such corporation, (ii) in the case of a partnership by the Chairman of the Board, the President or any Vice President, the Treasurer or an Assistant Treasurer of a corporate general partner, and (iii) in the case of the Owner Trustee or the Indenture Trustee, a certificate signed by a Responsible Officer of the Owner Trustee or Indenture Trustee.

     "Opinion of Counsel" means an opinion in writing, signed by legal counsel,
      ------------------
who may be (a) the General Counsel or Assistant General Counsel of the Company or (b) such other counsel designated by the Company, the Owner Trustee or the Indenture Trustee, whether or not such counsel is an employee of any of them and who shall be acceptable to the Trustee.

     "Outstanding" when used with respect to Certificates of any series, means,
      -----------
as of the date of determination, all Certificates of such series theretofore authenticated and delivered under this Basic Agreement and the related Trust Supplement, except:

          (i) Certificates of such series theretofore canceled by the Registrar or delivered to the applicable Trustee or the Registrar for cancellation;

          (ii) Certificates of such series for which money in the full amount has been theretofore deposited with the applicable Trustee or any Paying Agent in trust for the Certificateholders of such series as provided in Section 4.01 pending distribution of such money to the Certificateholders of such series pursuant to the final distribution payment to be made pursuant to Section 11.01 hereof; and

          (iii) Certificates of such series in exchange for or in lieu of which other Certificates of such series have been authenticated and delivered pursuant to this Basic Agreement and the related Trust Supplement.

     "Owner Participant" means the "Owner Participant" referred to in the
      -----------------
applicable Indenture and any permitted successor or assign of any such Owner Participant; and Owner Participants at any time of determination means all of the Owner Participants then referred to in the Indentures.

     "Owner Trustee" when used with respect to any Indenture or the Equipment
      -------------
Notes, the Lease or the Equipment related thereto, means the "Owner Trustee" referred to in such Indenture, not in its individual capacity but solely as trustee, and each other Person which may from time to time be acting as Owner Trustee in accordance with the provisions of the related Note

                                                  [Pass Through Trust Agreement]

Documents; and Owner Trustees means all of the Owner Trustees party to any of the respective Indentures.

     "Participation Agreement" means any participation or similar agreement
      -----------------------
described in an Indenture providing for, among other things, the issuance of Equipment Notes pursuant to such Indenture to finance a portion of the purchase price of Equipment to be purchased by an Owner Trustee and leased to the Company pursuant to a Lease; and Participation Agreements means all such agreements.

     "Paying Agent" when used with respect to the Certificates of any series,
      ------------
means the paying agent maintained and appointed for the Certificates of such series pursuant to Section 7.12.

     "Permitted Government Investment" means obligations of the United States of
      -------------------------------
America and agencies thereof for the payment of which the full faith and credit of the United States of America is pledged, maturing in not more than 60 days or such lesser time as is necessary for payment of any Special Payments on a Special Distribution Date.

     "Person" means any individual, corporation, partnership, association,
      ------
trust, unincorporated organization, or government or any agency or political subdivision thereof.

     "Pool Balance" when used with respect to any Trust, means, as of any date,
      ------------
the aggregate unpaid principal amount of the Equipment Notes held in such Trust on such date plus the amount of the principal payments on such Equipment Notes held by the Trustee and not yet distributed plus the amount of any moneys held in the related Escrow Account (other than earnings thereon). The Pool Balance as of any Regular Distribution Date or Special Distribution Date, if any, with respect to such Trust shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes and distribution thereof to be made on that date.

     "Pool Factor" when used with respect to any Trust, means, as of any date,
      -----------
the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance of such Trust by (ii) the aggregate original principal amount of the Equipment Notes held in such Trust. The Pool Factor, as of any Regular Distribution Date or Special Distribution Date, if any, with respect to such Trust shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes and distribution thereof to be made on that date.

     "Postponed Notes" when used with respect to any Trust or the related series
      ---------------
of Certificates, means the Equipment Notes to be held in such Trust as to which a Postponement Notice shall have been delivered pursuant to Section 2.02(b).

     "Postponement Notice" when used with respect to any Trust or the related
      -------------------
series of Certificates, means a certificate of the Company signed by an officer of the Company (1) requesting that the Trustee temporarily postpone purchase of the related Equipment Notes to a

                                                  [Pass Through Trust Agreement]

date later than the Issuance Date of such series of Certificates, (2) identifying the amount of the purchase price of each such Equipment Note and the aggregate purchase price of all such Equipment Notes and (3) with respect to such Equipment Notes referred to in Clause (1), either (a) setting or resetting a new Transfer Date (which shall be on or prior to the applicable Cut-off Date) for payment by the Trustee of such purchase price and issuance by the Owner Trustee of the related Equipment Note, or (b) indicating that such new Transfer Date (which shall be on or prior to the applicable Cut-off Date) will be set by subsequent written notice not less than one Business Day prior to such new Transfer Date.

     "Record Date" when used with respect to any Trust or the related series of
      -----------
Certificates, means (i) for Regular Payments to be distributed on any Regular Distribution Date, other than the final distribution, the day (whether or not a Business Day) which is 15 days preceding such Regular Distribution Date, and
(ii) for Special Payments to be distributed on any Special Distribution Date, if any, other than the final distribution, the day (whether or not a Business Day) which is 15 days preceding such Special Distribution Date.

     "Register" or "Registrar" when used with respect to the Certificates of any
      --------      ---------
series, means the register maintained and the registrar appointed pursuant to Sections 3.03 and 7.12, respectively.

     "Regular Distribution Date" when used with respect to distributions from
      -------------------------
any Trust of Regular Payments, means each date designated as such in the related Trust Supplement, until payment of all the Regular Payments to be made under the Equipment Notes held in such Trust has been made.

     "Regular Payment" when used with respect to a Regular Distribution Date,
      ---------------
means any payment (other than a Special Payment) of interest on or principal and interest on an Equipment Note, due from the Owner Trustee which issued the Equipment Note, which payment represents the payment of a regularly scheduled installment of principal at the stated maturity of such installment of principal on such Equipment Note or, the payment of regularly scheduled interest accrued on such Equipment Note, or both.

     "Request" means a request by the Company setting forth the subject matter
      -------
of the request accompanied by an Officer's Certificate and an Opinion of Counsel as provided in Section 1.02 hereof.

     "Responsible Officer" when used with respect to the initial Trustee, the
      -------------------
initial Indenture Trustee or the Owner Trustee means any officer in the Corporate Trust Office; when used with respect to any successor Trustee, or successor Indenture Trustee, means the chairman or vice-chairman of the board of directors or trustees, the chairman or vice-chairman of the executive or standing committee of the board of directors or trustees, the president, the chairman of the committee on trust matters, any vice-president, any second vice-president, the secretary,

                                                  [Pass Through Trust Agreement]

any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the comptroller and any assistant comptroller; and, when used with respect to the Trustee and the Indenture Trustee, also means any other officer of the Trustee or the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, when used with respect to the Trustee, Indenture Trustee or Owner Trustee with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Special Distribution Date" means each date on which a Special Payment is
      -------------------------
to be distributed, as specified in the applicable Trust Supplement.

     "Special Payment" when used with respect to a Special Distribution Date,
      ---------------
means (i) any payment of principal, premium, if any, and interest on an Equipment Note resulting from the prepayment or purchase of such Equipment Note held in a Trust, (ii) any payment of principal and interest (including any interest accruing upon default) on, or any other amount in respect of, an Equipment Note upon an Indenture Event of Default in respect thereof or upon an acceleration under the Indenture relating thereto, (iii) any Regular Payment or any Special Payment referred to in clause (i) of this definition which is not in fact paid within five days of the Regular Distribution Date or Special Distribution Date applicable thereto, (iv) the amounts required to be distributed by the penultimate paragraph of Section 2.02(b) or (v) any proceeds from the sale of any Equipment Note by the Trustee pursuant to Article VI hereof; and Special Payments means all of such Special Payments.

     "Special Payments Account" when used with respect to the Certificates of
      ------------------------
any series, means the account or accounts created and maintained for such series pursuant to Section 4.01(b) and the related Trust Supplement.

     "Specified Investments" when used with respect to any Trust, means, unless
      ---------------------
otherwise specified in the related Trust Supplement (i) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America (having remaining maturities of no more than the number of remaining days until the next Monthly Transfer Date), (ii) commercial paper (having remaining maturities of no more than the number of days remaining until the next Monthly Transfer Date having, at the time of the investment or contractual commitment to invest therein, a rating from each of Standard & Poor's Ratings Group and Moody's Investors Service, Inc. in its highest investment category),
(iii) a Guaranteed Investment Contract (a "GIC") from an Acceptable GIC Provider, (iv) a GIC provided by GATX Corporation, provided that such obligations are supported by an Acceptable Letter of Credit, (v) investments in funds rated in the highest investment category by each of Standard & Poor's Ratings Group and Moody's Investors Service, Inc. and (vi) repurchase agreements and similar short term instruments.

                                                  [Pass Through Trust Agreement]

     "Transfer Date" has the meaning assigned to that term or any of the terms
      -------------
"Delivery Date," "Funding Date" or "Closing Date" in a Participation Agreement.

     "Trust" means the trust created by a Trust Supplement, the estate of which
      -----
consists of the related Trust Property.

     "Trustee" means the institution executing this Basic Agreement as Trustee,
      -------
or its successor in interest, and any successor trustee appointed as provided herein.

     "Trust Indenture Act" except as otherwise provided in Section 9.06, means
      -------------------
the Trust Indenture Act of 1939 as in force at the date as of which this Basic Agreement was executed.

     "Trust Property" when used with respect to any Trust, means the Equipment
      --------------
Notes held as the property of such Trust and all monies at any time paid thereon and all monies due and to become due thereunder, funds from time to time deposited in the related Escrow Account, the related Certificate Account and the related Special Payments Account and any proceeds from the sale by the Trustee pursuant to Article VI hereof of any such Equipment Note.

     "Trust Supplement" means an agreement supplement hereto pursuant to which
      ----------------
(i) a separate Trust is created for the benefit of the Holders of the Certificates of a series, (ii) the issuance of the Certificates of such series representing Fractional Undivided Interests in such Trust is authorized, and
(iii) the terms of the Certificates of such series are established, as such agreement may from time to time be supplemented, amended or modified.

     Section 1.02 Compliance Certificates and Opinions.  Upon any application or
                  ------------------------------------
request (except with respect to matters set forth in Article II) by the Company, any Owner Trustee or any Indenture Trustee to the Trustee to take any action under any provision of this Basic Agreement or any Trust Supplement, the Company, such Owner Trustee or such Indenture Trustee, as the case may be, shall furnish to the Trustee (i) an Officer's Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Basic Agreement or the applicable Trust Supplement relating to the proposed action have been complied with, and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Basic Agreement or any Trust Supplement relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Basic Agreement or any Trust Supplement shall include:

                                                  [Pass Through Trust Agreement]

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein and in the applicable Trust Supplement relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     Section 1.03  Form of Documents Delivered to Trustee.  In any case where
                   --------------------------------------
several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Basic Agreement or any Trust Supplement, they may, but need not, be consolidated and form one instrument.

     Section 1.04  Acts of Certificateholders. (a) Any direction, consent,
                   --------------------------
waiver or other action provided by this Basic Agreement or any Trust Supplement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or any Indenture Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Basic Agreement or any Trust Supplement and (subject to Section 7.01)

                                                  [Pass Through Trust Agreement]

conclusive in favor of the Trustee, the Company and the Indenture Trustee, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer and where such execution is by an officer of a corporation or association or a member of a partnership, on behalf of such corporation, association or partnership such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.

          (c) In determining whether the Certificateholders of the requisite Fractional Undivided Interests of Certificates of any series Outstanding have given any direction, consent or waiver (a "Direction"), under this Basic Agreement or any Trust Supplement, Certificates owned by the Company, any related Owner Trustee, any related Owner Participant or any Affiliate of any such Person shall be disregarded and deemed not to be Outstanding for purposes of any such determination. In determining whether the Trustee shall be protected in relying upon any such Direction, only Certificates of such series which the Trustee knows to be so owned shall be so disregarded. Notwithstanding the foregoing, (i) if any such Person owns 100% of the Certificates of any series Outstanding, such Certificates shall not be so disregarded as aforesaid, and
(ii) if any amount of Certificates of such series so owned by any such Person have been pledged in good faith, such Certificates shall not be disregarded as aforesaid if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Company, any related Owner Trustee, any related Owner Participant or any Affiliate of any such Persons.

          (d) The Company may at its option by delivery of an Officer's Certificate to the Trustee set a record date to determine the Certificateholders entitled to give any consent, request, demand, authorization, Direction, notice, waiver or other Act. Notwithstanding Section 316(c) of the Trust Indenture Act, such record date shall be the record date specified in such Officer's Certificate which shall be a date not more than 30 days prior to the first solicitation of Certificateholders in connection therewith. If such a record date is fixed, such consent, request, demand, authorization, Direction, notice, waiver or other Act may be given before or after such record date, but only the Certificateholders of record of the applicable series at the close of business on such record date shall be deemed to be Certificateholders for the purposes of determining whether Certificateholders of the requisite proportion of Outstanding Certificates of such series have authorized or agreed or consented to such consent, request, demand, authorization, Direction, notice, waiver or other Act, and for that purpose the Outstanding Certificates of such series shall be computed as of such record date; provided that no

                                                  [Pass Through Trust Agreement]

such consent, request, demand, authorization, Direction, notice, waiver or other Act by the Certificateholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Basic Agreement not later than one year after such record date.

          (e) Any Direction, consent, waiver or other action by the Certificateholder of any Certificate shall bind the Certificateholder of every Certificate issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Certificate.

          (f) Except as otherwise provided in Section 1.04(c), Certificates of any series owned by or pledged to any Person shall have an equal and proportionate benefit under the provisions of this Basic Agreement and the related Trust Supplement, without preference, priority, or distinction as among all of the Certificates of such series.

                                  ARTICLE II
                       ORIGINAL ISSUANCE OF CERTIFICATES
                        ACQUISITION OF EQUIPMENT NOTES

     Section 2.01  Amount Unlimited; Issuable in Series.  (a)  The aggregate
                   ------------------------------------
principal amount of Certificates of each series which may be authenticated and delivered under this Basic Agreement is unlimited. The Certificates may be issued from time to time in one or more series and shall be designated generally as the "Pass Through Certificates," with such further designations added or incorporated in such title for the Certificates of each series as specified in the related Trust Supplement. Each Certificate shall bear upon its face the designation so selected for the series to which it belongs. All Certificates of the same series shall be substantially identical except that the Certificates of a series may differ as to denomination and as may otherwise be provided in the Trust Supplement establishing the Certificates of such series. Each separate series of Certificates issued pursuant to this Basic Agreement and related Trust Supplement will evidence Fractional Undivided Interests in the separate Trust formed by such Trust Supplement, and will have no rights, benefits or interests in respect of any other separate Trust or the Trust Property held therein. All Certificates of the same series issued under this Basic Agreement and the related Trust Supplement shall be in all respects equally and ratably entitled to the benefits of this Basic Agreement and the related Trust Supplement without preference, priority, or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Basic Agreement and the related Trust Supplement.

                                                  [Pass Through Trust Agreement]

          (b) The following matters shall be established with respect to the Certificates of each series issued hereunder by a Trust Supplement executed and delivered by and between the Company and the Trustee:

               (1) the formation of the Trust as to which the Certificates represent Fractional Undivided Interests and its designation (which designation shall distinguish such Trust from each other Trust created under this Basic Agreement and a Trust Supplement);

               (2) the specific title of the Certificates (which title shall distinguish the Certificates of the series from each other series of Certificates issued under this Basic Agreement);

               (3) any limit upon the aggregate principal amount of the Certificates which may be authenticated and delivered under this Basic Agreement (which limit shall not pertain to Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates of the series pursuant to Sections 3.03, 3.04 and 3.07);

               (4) the Cut-Off Date, if any, with respect to the Certificates and the related Trust;

               (5) the Regular Distribution Dates applicable to the Certificates and the related Trust;

               (6) the Special Distribution Dates applicable to the Certificates and the related Trust;

               (7) the Final Legal Distribution Date with respect to the Certificates of such series;

               (8) if other than as provided in Section 7.12, the Registrar or the Paying Agent for the Certificates of such series, including any Co-Registrar or additional Paying Agent;

               (9) if other than as provided in Section 3.01, the denominations in which the Certificates of such series shall be issuable;

               (10) the specific form of the Certificates of such series (including the interest rate applicable thereto and any provisions for increasing such rate upon the occurrence of one or more specified events or upon the failure of one or more specified events to occur) (or, in the case of any Certificates denominated in a currency other than

                                                  [Pass Through Trust Agreement]

     United States dollars and if other than as provided in Section 3.01, whether and the circumstances under which beneficial owners of interests in such Certificates in permanent global form may exchange such interests for Certificates of such series and of like tenor of any authorized form and denomination);

               (11) a description of the Equipment Notes to be acquired and held in the Trust formed by such Trust Supplement and of the related Equipment and Note Documents;

               (12) provisions with respect to the terms for which the definitions set forth in Article I hereof permit or require further specification in the related Trust Supplement; and

               (13) any other terms of the Certificates of such series (which terms shall not be inconsistent with the provisions of the Trust Indenture Act or adversely affect the interest of the Certificateholders of any series Outstanding at the time), including any terms which may be required or advisable under United States laws or regulations or advisable in connection with the marketing of Certificates of the series.

          (c) At any time and from time to time after the execution and delivery of this Basic Agreement and a Trust Supplement forming a Trust and establishing the terms of Certificates of a series, Certificates of such series shall be executed, authenticated and delivered by the Trustee to the Person or Persons specified by the Company upon request of the Company and upon satisfaction of any conditions precedent set forth in the related Trust Supplement.

     Section 2.02 Acquisition of Equipment Notes.  (a)  Certificates of a series
                  ------------------------------
executed, authenticated and delivered by the Trustee upon request of the Company in accordance with Section 2.01(c) shall equal in the aggregate the aggregate principal amount of the Equipment Notes to be purchased by the Trustee pursuant to the related Participation Agreements and shall evidence the entire ownership of the related Trust. The Trustee shall issue and sell such Certificates, in authorized denominations and in such Fractional Undivided Interests, so as to result in the receipt of consideration in an amount equal to the aggregate principal amount of such Equipment Notes and, concurrently therewith, the Trustee shall purchase, pursuant to the terms and conditions of the Participation Agreements, the Equipment Notes (except Postponed Notes, if any) at a purchase price equal to the amount of such consideration so received. Except as provided in Sections 3.03, 3.04 and 3.07 hereof, the Trustee shall not execute, authenticate or deliver Certificates of such series in excess of the aggregate amount specified in this paragraph. The provisions of this subsection
(a) are subject to the provisions of subsection (b) below.

          (b) Unless otherwise provided in the applicable Trust Supplement, if on or prior to the Issuance Date with respect to a series of Certificates and the related Trust the Company shall deliver to the Trustee a Postponement Notice relating to one or more Postponed

                                                  [Pass Through Trust Agreement]

Notes, the Trustee shall postpone the purchase of the related Postponed Notes and shall deposit into an escrow account (the "Escrow Account") to be maintained as a part of such Trust an amount equal to the purchase price of such Postponed Notes (the "Escrowed Funds"). The Escrowed Funds so deposited shall be invested by the Trustee at the direction and risk of, and for the benefit of, the Company in Specified Investments (i) maturing no later than any scheduled Transfer Date relating to such series of Certificates, or (ii) if no such Transfer Date has been scheduled, maturing on the next Business Day, or (iii) if the Company has given notice to the Trustee that any Postponed Notes will not be issued, with respect to the portion of the Escrowed Funds relating to such Postponed Notes, maturing on the next applicable Special Distribution Date, if such investments are reasonably available for purchase. The Trustee shall make withdrawals from the Escrow Account only as provided in this Basic Agreement and the related Trust Supplement.

          Upon request of the Company on one or more occasions, and the satisfaction of the closing conditions specified in the applicable Participation Agreements on or prior to the related Cut-Off Date, the Trustee shall purchase the applicable Postponed Notes with the Escrowed Funds. The purchase price shall equal the principal amount of such Postponed Notes. On the Initial Regular Distribution Date, the Company will pay (in immediately available funds) to the Trustee an amount equal to the interest that would have accrued on any Postponed Notes purchased after the Issuance Date if such Postponed Notes had been purchased on the Issuance Date, from the Issuance Date to, but not including, the date of the purchase of such Postponed Notes by the Trustee.

          The Trustee shall hold all such Specified Investments until the maturity thereof and will not sell or otherwise transfer such Specified Investments. If Specified Investments held in the Escrow Account mature prior to any applicable Transfer Date, any proceeds received on the maturity of such Specified Investments (other than any earnings thereon) shall be reinvested by the Trustee at the direction and risk of, and for the benefit of, the Company in Specified Investments maturing as provided in the first paragraph of this subsection (b).

          Any earnings on Specified Investments received from time to time by the Trustee shall be promptly distributed to the Collateral Agent for deposit to the Collection Account. Any losses realized on such Specified Investments shall be charged to the applicable account.

          If the Company notifies the Trustee prior to the applicable Cut-Off Date that any of the Postponed Notes will not be issued on or prior to the Cut-Off Date for any reason, on the next Special Distribution Date for the series of Certificates related to such Postponed Notes occurring more than 10 days following the date of such notice (i) the Company shall pay to the Trustee for deposit in the related Special Payments Account, in immediately available funds, an amount equal to the interest that would have accrued on the Postponed Notes designated in such notice at a rate equal to the interest rate applicable to such series of Certificates from the Issuance Date to, but not including, such Special Distribution Date and (ii) the Trustee shall transfer an

                                                  [Pass Through Trust Agreement]

amount equal to that amount of Escrowed Funds that would have been used to purchase the Postponed Notes designated in such notice and the amount paid by the Company pursuant to the immediately preceding clause (i) to the related Special Payments Account for distribution as a Special Payment in accordance with the provisions hereof.

          If, on the applicable Cut-Off Date, an amount equal to less than all of the Escrowed Funds (other than Escrowed Funds referred to in the immediately preceding paragraph has been used to purchase Postponed Notes, on the Special Distribution Date for the series of Certificates related to such Postponed Notes next following such Cut-Off Date by more than 10 days (i) the Company shall pay to the Trustee for deposit in the related Special Payments Account, in immediately available funds, an amount equal to the interest that would have accrued on such Postponed Notes contemplated to be purchased with such unused Escrowed Funds (other than Escrowed Funds referred to in the immediately preceding paragraph) but not so purchased at a rate equal to the interest rate applicable to such series of Certificates from the Issuance Date to, but not including, such Special Distribution Date and (ii) the Trustee shall transfer such unused Escrowed Funds and the amount paid by the Company pursuant to the immediately preceding clause (i) to such Special Payments Account for distribution as a Special Payment in accordance with the provisions hereof.

     Section 2.03  Acceptance by Trustee.  The Trustee, upon the execution and
                   ---------------------
delivery of a Trust Supplement creating a Trust and a series of Certificates, shall acknowledge its acceptance of all right, title and interest in and to the Equipment Notes to be acquired pursuant to Section 2.02 hereof and the Participation Agreements and shall declare that the Trustee holds and will hold such right, title, and interest, together with all other property constituting the Trust Property, for the benefit of all present and future Certificateholders of such series, upon the trusts herein and in such Trust Supplement set forth. By its payment for and acceptance of each Certificate of such series issued to it under this Basic Agreement and such Trust Supplement, each initial Certificateholder of such series as grantor of the Trust thereby joins in the creation and declaration of such Trust.

     Section 2.04  Limitation of Powers.  Each Trust shall be constituted solely
                   --------------------
for the purpose of making the investment in the Equipment Notes provided for in the related Trust Supplement, and, except as set forth herein or in such Trust Supplement, the Trustee shall not be authorized or empowered to acquire any other investments or engage in any other activities and, in particular, the Trustee shall not be authorized or empowered to do anything that would cause the Trust to fail to qualify as a "grantor trust" for federal income tax purposes (including, as subject to this restriction, acquiring any Equipment (as defined in the related Indenture) by bidding the Equipment Notes or otherwise, or taking any action with respect to any such Equipment once acquired).

                                                  [Pass Through Trust Agreement]

                                    ARTICLE
                                THE CERTIFICATES

     Section 3.01   Form, Denomination and Execution of Certificates.  (a)  The
                    ------------------------------------------------
Certificates of each series shall be issued in fully registered form without coupons and shall be substantially in the form attached hereto as Exhibit A, with such omissions, variations and insertions as are permitted by this Basic Agreement or the related Trust Supplement, and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed or engraved thereon, as may be required to comply with the rules of any securities exchange on which such Certificates may be listed or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Trustee or by the officer executing such Certificates, such determination by said officer to be evidenced by his signing the Certificates. Any portion of the text of any Certificate may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Certificate. The definitive Certificates of such series shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Certificates may be listed, all as determined by the officer executing such Certificates, as evidenced by his execution of such Certificates.

     (b) Except as otherwise provided in the related Trust Supplement, the Certificates of each series shall be issued in minimum denominations of $100,000 or integral multiples of $1,000 in excess thereof, except that one Certificate of each series may be issued in a denomination of less than $100,000.

     (c) The Certificates of each series shall be executed on behalf of the Trustee by manual or facsimile signature of a Responsible Officer of the Trustee. Certificates of any series bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Trustee shall be valid and binding obligations of the Trustee, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such office at the date of such Certificates. No Certificate of any series shall be entitled to any benefit under this Basic Agreement, or be valid for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A hereto executed by the Trustee by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates of any series shall be dated on the date of their authentication.

     Section 3.02   Authentication of Certificates. (a) The Trustee shall duly
                    ------------------------------
authenticate and deliver Certificates of each series in authorized denominations equaling in the aggregate the aggregate principal amount of the Equipment Notes to be purchased by the Trustee pursuant to the related Participation Agreements, and evidencing the entire ownership of the related Trust.

                                                  [Pass Through Trust Agreement]

     (b) No Certificate shall be entitled to any benefit under this Basic Agreement or the related Trust Supplement or be valid or obligatory for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such executed certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

     Section 3.03  Registration of Transfer and Exchange of Certificates.  The
                   -----------------------------------------------------
Trustee shall cause to be kept at the office or agency to be maintained by it in accordance with the provisions of Section 7.12 a register (the "Register") for each series of Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates of such series and of transfers and exchanges of such Certificates as herein provided. The Trustee shall initially be the registrar (the "Registrar") for the purpose of registering Certificates of each series and transfers and exchanges of such Certificates as herein provided.

     If a Person other than the Trustee is appointed by the Company as the Registrar, the Company will give the Trustee prompt written notice of the appointment of such Registrar and of the location, and any change in the location, of the Register, and the Trustee shall have the right to inspect the Register at all reasonable times and to obtain copies thereof, and the Trustee shall have the right to conclusively rely upon an Officer's Certificate executed on behalf of the Registrar as to the names and addresses of the Certificateholders and the principal amounts and numbers of such Certificates.

     Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office or such other office or agency, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of like series, in authorized denominations of a like aggregate Fractional Undivided Interest.

     At the option of a Certificateholder, Certificates may be exchanged for other Certificates of like series, in authorized denominations and of a like aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive.

     All Certificates issued upon any registration of transfer or exchange of Certificates shall be valid obligations of the Trust, evidencing the same interest therein, and entitled to the same benefits under this Basic Agreement and the related Trust Supplement, as the Certificates surrendered upon such registration of transfer or exchange.

     Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer stating the name of the proposed transferee and otherwise complying with the terms of this Basic Agreement and the

                                                  [Pass Through Trust Agreement]


related Trust Supplement, including evidence of compliance with any restrictions on transfer, in form satisfactory to the Trustee and the Registrar duly executed by the Certificateholder thereof or its attorney duly authorized in writing. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Certificateholder only upon, final acceptance and registration of the transfer by the Registrar in the Register. Prior to the registration of any transfer by a Certificateholder as provided herein, the Trustee shall treat the Person in whose name the Certificate is registered as the owner thereof for all purposes, and the Trustee shall not be affected by notice to the contrary. When Certificates are presented to the Registrar with a request to register the transfer or to exchange them for an equal face amount of Certificates of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Trustee shall execute and authenticate Certificates at the Registrar's request.

     No service charge shall be made to a Certificateholder for any registration of transfer or exchange of Certificates, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Trustee.

     Notwithstanding the foregoing, any Global Certificate shall be exchangeable pursuant to this Section 3.03 or Section 3.04 or 3.07 for Certificates registered in the name of, and a transfer of a Global Certificate may be registered to, any Person other than the Clearing Agency for such Certificate or its nominee only pursuant to Section 3.09 of this Basic Agreement. Notwithstanding any other provision of this Basic Agreement, any Certificate authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Certificate shall also be a Global Certificate and bear the legend specified in Exhibit A hereto except for any Certificate authenticated and delivered in exchange for, or upon registration of transfer of, a Global Certificate pursuant to Section 3.09

     Section 3.04  Mutilated, Destroyed, Lost or Stolen Certificates. If (a)
                    ------------------------------------------------
any mutilated Certificate is surrendered to the Registrar, or the Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Registrar and the Trustee such security, indemnity or bond, as may be required by them to save each of them harmless, then, in the absence of notice to the Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate or Certificates of like series, in authorized denominations and of like Fractional Undivided Interest. In connection with the issuance of any new Certificate under this Section 3.04, the Trustee shall require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Registrar) connected therewith. Any duplicate

                                                  [Pass Through Trust Agreement]

Certificate issued pursuant to this Section 3.04 shall constitute conclusive evidence of the appropriate Fractional Undivided Interest in the related Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 3.05  Persons Deemed Owners.  Prior to due presentation of a
                   ---------------------
Certificate for registration of transfer, the Trustee, the Registrar, and any Paying Agent of the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, and neither the Trustee, the Registrar, nor any Paying Agent of the Trustee shall be affected by any notice to the contrary.

     Section 3.06  Cancellation.  All Certificates surrendered for payment or
                   ------------
transfer or exchange shall, if surrendered to any Person party hereto other than the Registrar, be delivered to the Registrar for cancellation. No Certificates shall be authenticated in lieu of or in exchange for any Certificates canceled as provided in this Section, except as expressly permitted by this Basic Agreement. All canceled Certificates held by the Registrar shall be destroyed and a certification of their destruction delivered to the Trustee.

     Section 3.07  Temporary Certificates. Pending the preparation of
                   ----------------------
definitive Certificates of any series, the Trustee may execute, authenticate and deliver temporary Certificates of such series which are printed, lithographed, typewritten, or otherwise produced, in any denomination, containing substantially the same terms and provisions as set forth in Exhibit A hereto, except for such appropriate insertions, omissions, substitutions and other variations relating to their temporary nature as the officer executing such temporary Certificates may determine, as evidenced by its execution of such temporary Certificates.

     If temporary Certificates of any series are issued, the Company will cause definitive Certificates of such series to be prepared without unreasonable delay. After the preparation of definitive Certificates of such series, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of such temporary Certificates at the Corporate Trust Office of the Trustee, or at the office or agency of the Trustee maintained in accordance with
Section 7.11, without charge to the holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute, authenticate and deliver in exchange therefor definitive Certificates of like series, in authorized denominations and of a like aggregate Fractional Undivided Interest. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits under this Basic Agreement as definitive Certificates.

     Section 3.08  Limitation of Liability for Payments.  All payments or
                   ------------------------------------
distributions made to Certificateholders of any series under this Basic Agreement or the related Trust Supplement shall be made only from the Trust Property of the related Trust and only to the extent that the Trustee shall have sufficient income or proceeds from such Trust Property to make such payments in accordance with the terms of Article IV of this Basic Agreement and the related

                                                  [Pass Through Trust Agreement]

Trust Supplement. Each Certificateholder, by its acceptance of a Certificate, agrees that it will look solely to the income and proceeds from the Trust Property of the related Trust to the extent available for distribution to such Certificateholder as provided in this Basic Agreement and the related Trust Supplement. Nothing in this Basic Agreement shall be construed as an agreement, or otherwise creating an obligation, of the Company to pay any of the principal, premium, if any, or interest due from time to time under the Equipment Notes or in respect of the Certificates.

     Section 3.09  Book-Entry Provisions for Global Certificates . (a) Except
                   ---------------------------------------------
for one Certificate of each series that may be issued in a denomination of less than $100,000, the Certificates of any series may be issued in the form of one or more typewritten Global Certificates representing the beneficial interests in such Certificates of such series, to be delivered to DTC, as the initial Clearing Agency, by, or on behalf of, the Company. In such case, the Certificates of such series delivered to DTC shall initially be registered on the Register in the name of Cede & Co., and no holder of a beneficial interest in the Certificates will receive a definitive certificate representing such holder's beneficial interest in the Certificates of such series, except as provided above and in subsection (e) below. As to the Certificates of any series, except with respect to the one Certificate of such series that may be issued in a denomination of less than $100,000, unless and until definitive, fully registered Certificates (the "Definitive Certificates") have been issued pursuant to subsection (e) below:

                   (i) the provisions of this Section 3.09 shall be in full force and effect;

                   (ii) the Company, the Paying Agent, the Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates) as the authorized representative of the holders of the beneficial interests in the Certificates;

                   (iii) to the extent that the provisions of this Section 3.09 conflict with any other provisions of this Basic Agreement (other than the provisions of any Trust Supplement amending this Section 3.09 as permitted by this Basic Agreement), the provisions of this Section 3.09 shall control;

                   (iv) the rights of holders of beneficial interests in the Certificates shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such holders of beneficial interests in the Certificates and the Clearing Agency Participants, and until Definitive Certificates are issued pursuant to subsection (e) below, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions on the Certificates to such Clearing Agency Participants; and

                   (v) whenever this Basic Agreement requires or permits actions to be taken based upon instructions or directions of Certificateholders of such series holding

                                                  [Pass Through Trust Agreement]

     Certificates of such series evidencing a specified percentage of the Fractional Undivided Interests in the related Trust, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from holders of beneficial interests in the Certificates and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in Certificates of such series and has delivered such instructions to the Trustee. The Trustee shall have no obligation to determine whether the Clearing Agency has in fact received any such instructions.

               (b) Except with respect to the one Certificate of each series that may be issued in a denomination of less than $100,000, whenever notice or other communication to the Certificateholders of such series is required under this Basic Agreement, unless and until Definitive Certificates shall have been issued pursuant to subsection (e) below, the Trustee shall give all such notices and communications specified herein to be given to Certificateholders of such series to the Clearing Agency and/or the Clearing Agency Participants, and shall make available additional copies as requested by such Clearing Agency Participants.

               (c) Unless and until Definitive Certificates of a series are issued pursuant to subsection (e) below, on the Record Date prior to each applicable Regular Distribution Date and Special Distribution Date, the Trustee will request from the Clearing Agency a Securities Position Listing setting forth the names of all Clearing Agency Participants reflected on the Clearing Agency's books as holding interests in the Certificates on such Record Date. The Trustee shall mail to each such Clearing Agency Participant the statements described in Section 4.03 hereof and will make available additional copies as requested by such Clearing Agency Participant to be available for forwarding to holders of beneficial interests in the Certificates.

               (d) Clearing Agency Participants shall have no rights under this Basic Agreement or the related Trust Supplement with respect to any Global Certificate held on their behalf by the Clearing Agency, or the Trustee as its custodian, and the Clearing Agency may be treated by the Trustee and any agent of the Trustee as the absolute owner of such Global Certificate for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall prevent the Trustee or any agent of the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Clearing Agency or shall impair, as between the Clearing Agency and its Clearing Agency Participants, the operation of customary practices governing the exercise of the rights of a holder of any Certificate. Upon the issuance of any Global Certificate, the Registrar or its duly appointed agent shall record the Clearing Agency as the registered holder of such Global Certificate.

               (e) Transfers of any Global Certificate shall be limited to transfers of such Global Certificate in whole, but not in part, to the Clearing Agency, its successor or such successor's nominees. Beneficial interests in the Global Certificate may be transferred in accordance with the rules and procedures of the Clearing Agency. Beneficial interests in the

                                                  [Pass Through Trust Agreement]

Global Certificate shall be delivered to all beneficial owners in the form of Definitive Certificates if (i) the Clearing Agency notifies the Trustee that it is unwilling or unable to continue as Clearing Agency for such Global Certificate and a successor clearing agency is not appointed by the Trustee within 90 days of such notice, or (ii) after the occurrence of an Event of Default, owners of beneficial interests in a Global Certificate with fractional undivided interests aggregating not less than a majority in interest in such Trust advise the Trustee, the Company and the Clearing Agency through Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency or its successor is no longer in their best interests. In such event, the Trustee shall notify each beneficial owner of a Certificate, through the Clearing Agency, of the availability of Definitive Certificates.

               (f) In connection with the transfer of the entire Global Certificate to the beneficial owners thereof pursuant to paragraph (e) of this
Section 3.09, such Global Certificate shall be deemed to be surrendered to the Trustee for cancellation, and the Trustee shall execute, authenticate and deliver, to each beneficial owner identified by the Clearing Agency in exchange for its beneficial interest in such Global Certificate an equal aggregate principal amount of Definitive Certificates of authorized denominations. None of the Company, the Registrar, the Paying Agent nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such registration instructions. Upon the issuance of Definitive Certificates of such series, the Trustee shall recognize the Person in whose name the Definitive Certificates are registered in the Register as a Certificateholder hereunder. Neither the Company nor the Trustee shall be liable if the Trustee or the Company is unable to locate a qualified successor Clearing Agency.

               (g) The registered holder of any Global Certificate may grant proxies and otherwise authorize any Person, including Clearing Agency Participants and Persons that may hold interests through Clearing Agency Participants, to take any action which a Holder is entitled to take under this Basic Agreement, the related Trust Supplement or the Certificates.

               (h) The provisions of this Section 3.09 may be made inapplicable to any series or may be amended with respect to any series in the related Trust Supplement.


                                    ARTICLE
                          DISTRIBUTIONS; STATEMENTS TO
                               CERTIFICATEHOLDERS

     Section 4.01   Certificate Account and Special Payments Account.  (a)  The
                    ------------------------------------------------
Trustee shall establish and maintain on behalf of the Certificateholders of each series a Certificate Account as one or more non-interest-bearing accounts. The Trustee shall hold the Certificate Account in trust for the benefit of the Certificateholders of such series, and shall make or permit withdrawals therefrom only as provided in this Basic Agreement or the related Trust Supplement. On each

                                                  [Pass Through Trust Agreement]

day when a Regular Payment is made under any Indenture to the Trustee, as holder of the Equipment Notes issued under such Indenture, the Trustee upon receipt shall immediately deposit the aggregate amount of such Regular Payment in the applicable Certificate Account.

          (b) The Trustee shall establish and maintain on behalf of the Certificateholders of each series a Special Payments Account as one or more accounts, which shall be non-interest-bearing except as provided in Section
4.04. The Trustee shall hold such Special Payments Account in trust for the benefit of the Certificateholders of such series, and shall make or permit withdrawals therefrom only as provided in this Basic Agreement or the related Trust Supplement. On each day when one or more Special Payments (other than a Special Payment that represents either payment received with respect to an Equipment Note upon an Event of Default in respect thereof or the proceeds of any sale pursuant to Article VI hereof by the Trustee of an Equipment Note) is made under any Indenture to the Trustee, as holder of the Equipment Notes issued under such Indenture, the Trustee upon receipt shall immediately deposit the aggregate amounts of such Special Payments in the applicable Special Payments Account. Upon the sale of any Equipment Note by the Trustee pursuant to Article VI hereof and the realization of any proceeds thereof, the Trustee shall deposit the aggregate amount of such proceeds as a Special Payment in the applicable Special Payments Account.

          (c) The Trustee shall present to the Indenture Trustee to which an Equipment Note relates such Equipment Note on the date of its stated final maturity, or in the case of any Equipment Note which is to be prepaid or purchased in whole pursuant to the relevant Indenture, on the applicable prepayment or purchase date under such Indenture.

     Section 4.02  Distributions from Certificate Account and Special Payments
                   -----------------------------------------------------------
Account.  (a)  On each Regular Distribution Date with respect to a series of
-------
Certificates or as soon thereafter as the Trustee has confirmed receipt of the payment of the Regular Payments due on the Equipment Notes held in the related Trust on such date, the Trustee shall distribute out of the applicable Certificate Account the entire amount deposited therein on account of Regular Payments pursuant to Section 4.01(a). There shall be so distributed to each Certificateholder of record on the Record Date with respect to such Regular Distribution Date (other than as provided in Section 11.01 concerning the final distribution) (i) by check mailed to such Certificateholder at the address appearing in the Register or (ii) with respect to any Global Certificates, by wire transfer of same-day funds to the account designated by the Certificateholder to the Trustee on or prior to the Record Date relating to such Regular Distribution Date, such Certificateholder's pro rata share (based on the aggregate Fractional Undivided Interest in the related Trust held by such Certificateholder) of the aggregate amount in the applicable Certificate Account.

          (b) On each Special Distribution Date with respect to any Special Payment with respect to a series of Certificates or as soon thereafter as the Trustee has confirmed receipt of the Special Payments due on the Equipment Notes held in the related Trust or realized upon the sale of any such Equipment Note, the Trustee shall distribute out of the applicable Special Payments Account the entire amount deposited therein on account of Special

                                                  [Pass Through Trust Agreement]

Payments pursuant to Section 4.01(b). There shall be so distributed to each Certificateholder of record of such series on the Record Date with respect to such Special Distribution Date (other than as provided in Section 11.01 concerning the final distribution) (i) by check mailed to such Certificateholder at the address appearing in the Register or (ii) with respect to any Global Certificates, by wire transfer of same-day funds to the account designated by the Certificateholder to the Trustee on or prior to the Record Date relating to such Special Distribution Date, such Certificateholder's pro rata share (based on the aggregate Fractional Undivided Interest in the related Trust held by such Certificateholder) of the aggregate amount in the applicable Special Payments Account on account of such Special Payment.

          (c) The Trustee shall at the expense of the Company cause notice of each Special Payment with respect to a series of Certificates to be mailed to each Certificateholder of such series at his address as it appears in the Register. In the event of a prepayment or purchase of Equipment Notes held in the related Trust, such notice shall be mailed not less than 20 days prior to the date any such Special Payment is scheduled to be distributed. In the case of a Special Payment pursuant to either of the last two paragraphs of Section 2.02(b), such notice shall be mailed not less than 10 days prior to the date any such Special Payment is scheduled to be distributed. In the case of any other Special Payments, such notice shall be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. Notices mailed by the Trustee shall set forth:

               (i) the Special Distribution Date and the Record Date therefor (except as otherwise provided in Section 11.01);

               (ii) the amount of the Special Payment for each $100,000 face amount Certificate (taking into account any payment to be made by the Company pursuant to Section 2.02(b)) and the amount thereof constituting principal, premium, if any, and interest; the reason for the Special Payment; and

               (iii) if the Special Distribution Date is the same date as a Regular Distribution Date for the Certificates of such series, the total amount to be received on such date for each $100,000 face amount Certificate. If the amount of premium payable upon the prepayment or purchase of an Equipment Note has not been calculated at the time that the Trustee mails notice of a Special Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any premium received will also be distributed.

          If any redemption of the Equipment Notes held in any Trust is canceled, the Trustee, as soon as possible after learning thereof, shall cause notice thereof to be mailed to each Certificateholder of the related series at its address as it appears on the Register.

                                                  [Pass Through Trust Agreement]

     Section 4.03  Statements to Certificateholders.  (a)  On each Regular
                   --------------------------------
Distribution Date and Special Distribution Date, if any, with respect to a series of Certificates the Trustee will include with each distribution to Certificateholders of the related series a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, as the case may be, setting forth the following information (per a $1,000 face amount Certificate as to (i) and (ii) below):

               (i) the amount of such distribution allocable to principal and the amount allocable to premium, if any;

               (ii)  the amount of such distribution allocable to interest; and

               (iii) the Pool Balance and the Pool Factor of the related Trust.

     With respect to the Certificates registered in the name of a Clearing Agency, on the record date prior to each Distribution Date, the Trustee will request from such Clearing Agency a securities position listing setting forth the names of all the Clearing Agency Participants reflected on the Clearing Agency's books as holding interests in the Certificates on such record date. On each Distribution Date, the applicable Trustee will mail to each such Clearing Agency the statement described above and will make available additional copies as requested by such Clearing Agency for forwarding to holders of interests in the Certificates.

     (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was a Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i) and (a)(ii) with respect to the related Trust for such calendar year or, in the event such Person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year, and such other items as are readily available to the Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns. With respect to Certificates registered in the name of a Clearing Agency, such report and such other items shall be prepared on the basis of information supplied to the Trustees by the Clearing Agency Participants and shall be delivered by the Trustee to such Clearing Agency Participants to be available for forwarding by such Clearing Agency Participants to holders of interests in Certificates.

     (c) The Trustee shall furnish a semiannual report within one hundred twenty (120) days following each June 30 and the end of each calendar year to each Person who at any time during such period was a Certificateholder of record, the form of which to be agreed upon by the Company, the Manager and the Owner Participants.

                                                  [Pass Through Trust Agreement]

     Section 4.04   Investment of Special Payment Moneys. Any money received by
                    ------------------------------------
the Trustee pursuant to Section 4.01(b) representing a Special Payment which is not to be promptly distributed shall, to the extent practicable, be invested in Permitted Government Investments by the Trustee in accordance with the written directions of the Company pending distribution of such Special Payment pursuant to Section 4.02. In the event written investment directions are not received by the Trustee, such money shall remain uninvested, pending receipt of such written directions. Any investment made pursuant to this Section 4.04 shall be in such Permitted Government Investments having maturities not later than the date that such moneys are required to be used to make the payment required under Section
4.02 on the applicable Special Distribution Date and the Trustee shall hold any such Permitted Government Investments until maturity. The Trustee shall have no liability with respect to any investment made pursuant to this Section 4.04, other than by reason of the willful misconduct or negligence of the Trustee. All income and earnings from such investments shall be distributed on such Special Distribution Date as part of such Special Payment.

                                    ARTICLE
                                  THE COMPANY

     Section 5.01  Maintenance of Corporate Existence.  The Company, at its own
                   ----------------------------------
cost and expense, will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises; provided, however, that the Company shall not be required to preserve any right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not prejudicial in any material respect to the Certificateholders.

     Section 5.02  Consolidation, Merger or Sale of Assets Prohibited. The
                   --------------------------------------------------
Company covenants that it will not consolidate with or merge into any other corporation or sell, convey or otherwise dispose of all or substantially all of its assets as an entirety to any Person.


                                    ARTICLE
                                    DEFAULT

     Section 6.01  Events of Default. If in respect of any Trust, any Indenture
                   -----------------
Event of Default under any applicable Indenture (an "Event of Default") shall occur and be continuing, then, and in each and every case, so long as such Indenture Event of Default shall be continuing, the Trustee may vote all of the Equipment Notes issued under the applicable Indenture and held in the Trust, and upon the direction of the Certificateholders evidencing Fractional Undivided Interests aggregating not less than a majority in interest in such Trust, the Trustee shall vote a corresponding majority of such Equipment Notes, in favor of directing the Indenture Trustee under such Indenture, to declare the unpaid principal amount of the Equipment Notes then outstanding to which such Event of Default relates and accrued interest thereon to be due and payable under, and in accordance with the provisions of, the applicable Indenture. In addition, if an Indenture Event of Default shall have occurred and be continuing under any Indenture, the

                                                  [Pass Through Trust Agreement]

Trustee may in accordance with the applicable Indenture vote the Equipment Notes held in the Trust to which such Event of Default relates to direct the Indenture Trustee regarding the exercise of remedies provided in such Indenture.

     In addition, after an Event of Default shall have occurred and be continuing with respect to any Equipment Notes, the Trustee may in its discretion, and upon the direction of the Certificateholders evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the related Trust shall, by such officer or agent as it may appoint, sell, convey, transfer and deliver such Equipment Note or Equipment Notes, without recourse to or warranty by the Trustee or any Certificateholder, to any Person. In any such case, the Trustee shall sell, assign, contract to sell or otherwise dispose of and deliver such Equipment Note or Equipment Notes in one or more parcels at public or private sale or sales, at any location or locations at the option of the Trustee, all upon such terms and conditions as it may reasonably deem advisable and at such prices as it may reasonably deem advisable, for cash. If the Trustee so decides or is required to sell or otherwise dispose of any Equipment Note pursuant to this Section 6.01, the Trustee shall take such of the actions described above as it may reasonably deem most effectual to complete the sale or other disposition of such Equipment Note, so as to provide for the payment in full of all amounts due on the related series of Certificates. The Trustee shall give notice to the Company promptly after any such sale. Notwithstanding the foregoing, any action taken by the Trustee under this
Section 6.01 shall not, in the reasonable judgment of the Trustee, be adverse to the best interests of the Certificateholders of such series.

     Section 6.02  Incidents of Sale of Equipment Notes. Upon any sale of all
                   ------------------------------------
or any part of the Equipment Notes made either under the power of sale given under this Basic Agreement or the related Trust Supplement or otherwise for the enforcement of this Basic Agreement or the related Trust Supplement, the following shall be applicable:

                   (1) Certificateholders and Trustee May Purchase Equipment Notes. Any Certificateholder, the Trustee in its individual or any other capacity or any other Person may bid for and purchase any of the Equipment Notes, and upon compliance with the terms of sale, may hold, retain, possess and dispose of such Equipment Notes in their or its or his own absolute right without further accountability.

                   (2) Receipt of Trustee Shall Discharge Purchaser. The receipt of the Trustee or of the officer making such sale shall be a sufficient discharge to any purchaser for his purchase money, and, after paying such purchase money and receiving such receipt, such purchaser or his personal representative or assigns shall not be obliged to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or non-application thereof.

                   (3) Application of Moneys Received upon Sale. Any moneys collected by the Trustee upon any sale made either under the power of sale given by this

                                                  [Pass Through Trust Agreement]

     Basic Agreement and the related Trust Supplement or otherwise for the enforcement of this Basic Agreement and the related Trust Supplement, shall be applied as provided in Section 4.02.

     Section 6.03  Judicial Proceedings Instituted by Trustee.
                   ------------------------------------------

          (a)  Trustee May Bring Suit. If there shall be a failure to make
               ----------------------
payment of the principal of, premium, if any, or interest on any Equipment Note, or if there shall be any failure to pay Rent (as defined in the applicable Lease) under any Lease when due and payable, then the Trustee, in its own name, and as trustee of an express trust, as holder of such Equipment Notes, shall be, to the extent permitted by and in accordance with the terms of the Note Documents, entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, for the collection of the sums so due and unpaid or proceedings at law, in equity or otherwise, for the collection of the sums so due and unpaid on such Equipment Notes or under such Lease and may prosecute any such claim or proceeding to judgment or final decree with respect to the whole amount of any such sums so due and unpaid.

          (b)  Trustee May File Proofs of Claim; Appointment of Trustee as
               -----------------------------------------------------------
Attorney-in-Fact in Judicial Proceedings. The Trustee in its own name, or as
----------------------------------------
trustee of an express trust, or as attorney-in-fact for the Certificateholders of any series, or in any one or more of such capacities (irrespective of whether distributions on the Certificates of any series shall then be due and payable, or the payment of the principal on any Equipment Notes shall then be due and payable, as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand to the relevant Indenture Trustee for the payment of overdue principal, premium (if any) or interest on the Equipment Notes), shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Certificateholders of any series allowed in any receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or any other judicial proceedings relative to the Company or any Owner Trustee or Owner Participant, their respective creditors or property. Any receiver, assignee, trustee, liquidator, sequestrator (or similar official) in any such judicial proceeding is hereby authorized by each Certificateholder to make payments in respect of such claim to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Certificateholders of any series, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. Nothing contained in this Basic Agreement or any related Trust Supplement shall be deemed to give to the Trustee any right to accept or consent to any plan of reorganization or otherwise by action of any character in any such proceeding or to waive or change in any way any right of any Certificateholder of any series.

                                                  [Pass Through Trust Agreement]

     Section 6.04  Control by Certificateholders.
                   -----------------------------

          (a) Subject to Section 6.03, the Certificateholders holding Certificates of a series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the related Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under this Basic Agreement or the related Trust Supplement, including any right of the Trustee as holder of the Equipment Notes, provided that:

               (1) such direction shall not be in conflict with any rule of law or with this Basic Agreement or the related Trust Supplement and would not involve the Trustee in personal liability or expense,

               (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Certificateholders of such series not taking part in such direction,

               (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

               (4) if any Indenture Event of Default under a related Indenture shall have occurred and be continuing, such direction shall not obligate the Trustee to vote more than a corresponding majority of the related Equipment Notes held by the Trust in favor of directing any action by the Indenture Trustee with respect to such Indenture Event of Default.

     Section 6.05   Waiver of Defaults. The Certificateholders holding
                    ------------------
Certificates of a series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust (i) may on behalf of all of the Certificateholders of such series waive any Default or Event of Default and its consequences hereunder or under the related Trust Supplement with respect to such series or (ii) may instruct the Trustee to waive any default under the related Indenture, this Basic Agreement or the related Trust Supplement with respect to such series and its consequences, except a Default:

                    (1) in the deposit of any Regular Payment or Special Payment under Section 4.01 or in the distribution of any payment under
     Section 4.02 on the Certificates of such series, or

                    (2) in the payment of the principal of, premium, if any, or interest on any Equipment Notes, or

                                                  [Pass Through Trust Agreement]

                    (3) in respect of a covenant or provision hereof which under Article IX hereof cannot be modified or amended without the consent of the Certificateholder of each Outstanding Certificate of such series affected.

     Upon any such waiver, such Default shall cease to exist with respect to the Certificates of such series, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose in respect of such series and any direction given by the Trustee on behalf of the Certificateholders of such series to the Indenture Trustee shall be annulled with respect thereto; but so such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Upon any such waiver, the Trustee shall vote the Equipment Notes issued under the Indenture to waive the corresponding Indenture Default or Indenture Event of Default.

     Section 6.06   Right of Certificateholders to Receive Payments not to be
                    ---------------------------------------------------------
Impaired. Notwithstanding anything to the contrary contained in this Basic
--------
Agreement or any Trust Supplement, including, without limitation, Section 6.07 hereof, the right of any Certificateholder to receive distributions of payments required pursuant to Section 4.02 hereof on the Certificates when due, or to institute suit for the enforcement of any such payment on or after the applicable Regular Distribution Date or Special Distribution Date, shall not be impaired or affected without the consent of such Certificateholder.

     Section 6.07  Certificateholders may not bring suit except under Certain
                   ----------------------------------------------------------
Conditions.  A Certificateholder of any series shall not have the right to
----------
institute any suit, action or proceeding at law or in equity or otherwise with respect to this Basic Agreement or the related Trust Supplement, for the appointment of a receiver or for the enforcement of any other remedy under this Basic Agreement or the related Trust Supplement, unless:

                    (1) such Certificateholder previously shall have given written notice to the Trustee of a continuing Event of Default;

                    (2) the Certificateholders holding Certificates of such series evidencing Fractional Undivided Interests aggregating not less than 25% in interest of the Trust shall have requested the Trustee in writing to institute such action, suit or proceeding and shall have offered to the Trustee indemnity as provided in Section 7.03(e);

                    (3) the Trustee shall have refused or neglected to institute any such action, suit or proceeding for 60 days after receipt of such notice, request and offer of indemnity; and

                    (4) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Certificateholders holding Certificates of

                                                  [Pass Through Trust Agreement]

     such series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the related Trust.

     It is understood and intended that no one or more of the Certificateholders of any series shall have any right in any manner whatever hereunder or under the related Trust Supplement or under the Certificates of such series to (i) surrender, impair, waive, affect, disturb or prejudice any property in the Trust Property of the related Trust or the lien of any applicable Indenture on any property subject thereto, or the rights of the Certificateholders of such series or the holders of the applicable Equipment Notes, (ii) obtain or seek to obtain priority over or preference to any other Certificateholder of such series or
(iii) enforce any right under this Basic Agreement or the related Trust Supplement, except in the manner herein or therein provided and for the equal, ratable and common benefit of all the Certificateholders of such series subject to the provisions of this Basic Agreement and the related Trust Supplement.

     Section 6.08  Remedies Cumulative.  Every remedy given hereunder to the
                   -------------------
Trustee or to any of the Certificateholders of any series shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise.


                                    ARTICLE
                                  THE TRUSTEE

     Section 7.01  Certain Duties and Responsibilities.  (a)  Except during the
                   -----------------------------------
continuance of an Event of Default,

                    (1) the Trustee undertakes to perform such duties as are specifically set forth in this Basic Agreement and related Trust Supplement, and no implied covenants or obligations shall be read into this Basic Agreement or related Trust Supplement against the Trustee; and

                    (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Basic Agreement and the related Trust Supplement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Basic Agreement and related Trust Supplement.

          (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Basic Agreement and related

                                                  [Pass Through Trust Agreement]

Trust Supplement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (c) No provision of this Basic Agreement and related Trust Supplement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

               (1) this Subsection shall not be construed to limit the effect of subsection (a) of this Section 7.01;

               (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders of any series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the relevant Trust relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Basic Agreement or any related Trust Supplement; and

               (4) no provision of this Basic Agreement or any related Trust Supplement shall require the Trustee to expend or risk its own funds in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

          (d) Whether or not herein expressly so provided, every provision of this Basic Agreement or any related Trust Supplement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

     Section 7.02  Notice of Defaults. (a) As promptly as practicable after, and
                   ------------------
in any event within 90 days after, the occurrence of any Default hereunder, the Trustee shall transmit by mail to the Company, the related Owner Trustee, the related Owner Participants, the Collateral Agent, the related Indenture Trustee and to all Certificateholders holding Certificates of the related series in accordance with Section 313(c) of the Trust Indenture Act, as their names and addresses appear in the Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Equipment Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee

                                                  [Pass Through Trust Agreement]

in good faith determine that the withholding of such notice is in the interests of the Certificateholders of the related series.

          (b) The Trustee shall not be deemed to have knowledge of any Defaults hereunder unless a Responsible Officer of the Trustee has received written notice thereof; provided, however, the Trustee shall be deemed to have knowledge of any failure to receive a scheduled payment hereunder.

     Section 7.03  Certain Rights of Trustee.  Subject to the provisions of
                   -------------------------
Section 315 of the Trust Indenture Act:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Request;

          (c) whenever in the administration of this Basic Agreement or any Trust Supplement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate of the Company, any Owner Trustee or any Indenture Trustee;

          (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Basic Agreement or any Trust Supplement at the request or direction of any of the Certificateholders of any series pursuant to this Basic Agreement or any Trust Supplement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document; and

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties under this Basic Agreement or any Trust Supplement either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

     Section 7.04  Not Responsible for Recitals or Issuance of Certificates.
                   --------------------------------------------------------
The recitals contained herein and in the Certificates of each series, except the certificates of authentication,

                                                  [Pass Through Trust Agreement]

shall not be taken as the statements of the Trustee, and the Trustee assumes no responsibility for their correctness. Subject to Section 7.15, the Trustee makes no representations as to the validity or sufficiency of this Basic Agreement, any Trust Supplement, the Note Documents, the Indentures, the Equipment Notes or the Certificates, except that the Trustee hereby represents and warrants that this Basic Agreement has been, and each Trust Supplement and each Certificate of each series will be, executed, authenticated and delivered by one of its officers who is duly authorized to execute, authenticate and deliver such document on its behalf.

     Section 7.05  May hold Certificates. The Trustee, any Paying Agent,
                   ---------------------
Registrar or any other agent, in their respective individual or any other capacity, may become the owner or pledgee of Certificates and may otherwise deal with the Company, any Owner Trustee or any Indenture Trustee with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

     Section 7.06  Money held in Trust. Money held by the Trustee or the Paying
                   -------------------
Agent in trust under this Basic Agreement or under any Trust Supplement need not be segregated from other funds except to the extent required herein, in any Trust Supplement or by law and neither the Trustee nor the Paying Agent shall have any liability for interest upon any such moneys except as provided for herein or in any Trust Supplement.

     Section 7.07  Compensation and Reimbursement .  The Company agrees:
                   ------------------------------

                   (1) to pay, or cause to be paid, to the Trustee from time to time the compensation set forth in the schedule agreed to by the Trustee and the Company for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                   (2) except as otherwise expressly provided herein or in any Trust Supplement, to reimburse, or cause to be reimbursed, the Trustee upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Basic Agreement or any Trust Supplement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith or as may be incurred due to the Trustee's breach of its representations and warranties set forth in
     Section 7.15;

                   (3) to indemnify, or cause to be indemnified, the Trustee in accordance with the applicable Participation Agreement. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel with the consent of the Company and the Company will pay the reasonable fees

                                                  [Pass Through Trust Agreement]

     and expenses of such counsel. The Company need not pay for any settlement made without its consent; and

                    (4) to indemnify, or cause to be indemnified, the Trustee, solely in its individual capacity, for, and to hold it harmless against, any tax (other than for or with respect to any tax referred to in the next paragraph, provided that no indemnification shall be available with respect to any tax attributable to the Trustee's compensation for serving as such) incurred without negligence, willful misconduct or bad faith, on its part, arising out of or in connection with the acceptance or administration of this Trust, including any costs and expenses incurred in contesting the imposition of any such tax. The Trustee, in its individual capacity, shall notify the Company promptly of any tax for which it may seek indemnity. The Company shall defend against the imposition of such tax and the Trustee, in its individual capacity, shall cooperate in the defense. The Trustee, in its individual capacity, may have separate counsel with the consent of the Company and the Company will pay the reasonable fees and expenses of such counsel. The Company need not pay for any taxes paid, in settlement or otherwise, without its consent.

     In addition, the Trustee shall be entitled to reimbursement from, and shall have a lien prior to the Certificates upon, all property and funds held or collected by the Trustee in its capacity as Trustee for any tax incurred without negligence, bad faith or willful misconduct, on its part, arising out of or in connection with the acceptance or administration of the Trust created pursuant to any Trust Supplement (other than any tax attributable to the Trustee's compensation for serving as such), including any costs and expenses incurred in contesting the imposition of any such tax. If the Trustee reimburses itself for any such tax it will within 30 days mail a brief report setting forth the circumstances thereof to all Certificateholders as their names and addresses appear in the Register.

     Section 7.08  Corporate Trustee Required; Eligibility. Each Trust shall at
                   ---------------------------------------
all times have a Trustee which shall be eligible to act as a Trustee under
Section 310(a) of the Trust Indenture Act and which shall be a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000, and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section to act as Trustee of any Trust, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in Section 7.09.

     Section 7.09  Resignation and Removal; Appointment of Successor.  (a)  No
                   -------------------------------------------------
resignation or removal of the Trustee of any Trust and no appointment of a successor Trustee pursuant to this

                                                  [Pass Through Trust Agreement]

Article shall become effective until the acceptance of appointment by the successor Trustee under Section 7.10.

          (b) The Trustee may resign at any time as Trustee of any or all Trusts by giving written notice thereof to the Company, the Authorized Agents, the related Owner Trustee and the related Indenture Trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Company, the related Owner Trustee and the related Indenture Trustee within 30 days after the giving by the Trustee of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time as Trustee of any Trust by Act of Certificateholders of the related series holding Certificates of such series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in such Trust delivered to the Trustee and to the Company, the related Owner Trustee and the related Indenture Trustee.

          (d)  If at any time in respect of any Trust:

               (1) unless the provisions of the Trust Indenture Act are made inapplicable to this Basic Agreement pursuant to the terms of the related Trust Supplement, the Trustee shall fail to comply with Section 310 of the Trust Indenture Act after written request therefor by the Company or by any Certificateholder of the related series who has been a bona fide Certificateholder for at least six months; or

               (2) the Trustee shall cease to be eligible under Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Certificateholder; or

               (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any case, (i) the Owner Participants of the related Owner Trust or Owner Trusts, as applicable, may remove the Trustee or (ii) subject to Section 6.06, any Certificateholder of the related series who has been a bona fide Certificateholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee of such Trust.

          (e) If a Responsible Officer of the Trustee shall obtain actual knowledge of an Avoidable Tax (as hereinafter defined) in respect of any Trust which has been or is likely to be asserted, the Trustee shall promptly notify the Company and the related Owner Trustees thereof and shall, within 30 days of such notification, resign hereunder unless within such 30-day period

                                                  [Pass Through Trust Agreement]

the Trustee of such Trust shall have received notice that the Company or the related Owner Trustee has agreed to pay such tax. The Company shall promptly appoint a successor Trustee of such Trust in a jurisdiction where there are no Avoidable Taxes. As used herein, an "Avoidable Tax" means a state or local tax:
(i) upon (w) the Trust, (x) the Trust Property of such Trust, (y) Certificateholders of such Trust or (z) the Trustee for which the Trustee is entitled to seek reimbursement from the Trust Property of such Trust, and (ii) which would be avoided if the Trustee were located in another state, or jurisdiction within a state, within the United States. A tax shall not be an Avoidable Tax if the Company or the related Owner Trustee shall agree to pay, and shall pay, such tax.

          (f) If the Trustee shall resign, be removed or become incapable of acting as Trustee of any Trust, or if a vacancy shall occur in the office of the Trustee of any Trust for any cause, the Company shall promptly appoint a successor Trustee of such Trust. If, within 90 days after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee of such Trust shall be appointed by Act of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in such Trust delivered to the Company, the related Owner Trustee, the related Indenture Trustee and the retiring Trustee, the successor Trustee so appointed of such Trust shall, forthwith upon its acceptance of such appointment, become the successor Trustee of such Trust and supersede the successor Trustee appointed as provided above. If no successor Trustee of such Trust shall have been so appointed as provided above and accepted appointment in the manner hereinafter provided, any Certificateholder who has been a bona fide Certificateholder of the related series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee for such Trust.

          (g) The successor Trustee of a Trust shall give notice of the resignation and removal of the Trustee and appointment of the successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Certificateholders of the related series as their names and addresses appear in the Register. Each notice shall include the name of such successor Trustee and the address of its Corporate Trust Office.

     Section 7.10   Acceptance of Appointment by Successor. (a) Every successor
                    --------------------------------------
Trustee appointment hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee with respect to the related Trusts shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to related Trusts; but, on request of the Company or the successor Trustee, such retiring Trustee shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and such successor Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee with respect to the related Trusts, subject nevertheless to its lien, if any, provided for in
Section 7.07.  Upon request of any

                                                  [Pass Through Trust Agreement]

such successor Trustee, the Company, the retiring Trustee and such successor Trustee shall execute and deliver any and all instruments containing such provisions as shall be necessary or desirable to transfer and confirm to, and for more fully and certainly vesting in, such successor Trustee all such rights, powers and trusts.

          (b) If a successor Trustee is appointed with respect to one or more (but not all) Trusts, the Company, the predecessor Trustee and each successor Trustee with respect to any Trust shall execute and deliver an agreement supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Trusts as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Basic Agreement as shall be necessary to provide for or facilitate the administration of the Trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental agreement shall constitute such Trustee co-Trustees of the same Trust and that each such Trustee shall be Trustee of separate Trusts.

          (c) No institution shall accept its appointment as a Trustee hereunder unless at the time of such acceptance such institution shall be qualified and eligible under this Article VII.

     Section 7.11  Merger, Conversion, Consolidation or Succession to Business.
                   -----------------------------------------------------------
Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article VII, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been executed or authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such execution or authentication and deliver the Certificates so executed or authenticated with the same effect as if such successor Trustee had itself authenticated such Certificates.

     Section 7.12  Maintenance of Agencies. (a) With respect to each series of
                   -----------------------
Certificates, there shall at all times be maintained in The City of Boston in the State of Massachusetts, an office or agency where Certificates of such series may be presented or surrendered for registration of transfer or for exchange, and for payment thereof and where notices and demands to or upon the Trustee in respect of the Certificates or of this Basic Agreement or any Trust Supplement may be served. Such office or agency shall be initially at State Street Bank and Trust Company, Two International Place, Boston, MA 02110,
Attention: Corporate Trust Servises Division. Written notice of the location of each such other office or agency and of any change of location thereof shall be given by the Trustee to the Company, the Owner Trustees, the Indenture Trustees and the Certificateholders of such series. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.

                                                  [Pass Through Trust Agreement]

          (b) There shall at all times be a Registrar and a Paying Agent with respect to the Certificates of each series. Each such Authorized Agent shall be a bank or trust company, shall be a corporation organized and doing business under the laws of the United States or any state, with a combined capital and surplus of at least $100,000,000, and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by federal or state authorities. The Trustee shall initially be the Paying Agent and, as provided in
Section 3.03, Registrar hereunder with respect to the Certificates of each series. Each Registrar shall furnish to the Trustee, at stated intervals of not more than six months, and at such other times as the Trustee may request in writing, a copy of the Register.

          (c) Any Person into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any Person succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor Person is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor Person.

          (d) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee, the Company, the related Owner Trustees and the related Indenture Trustees. The Company may, and at the request of the Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Company shall promptly appoint one or more qualified successor Authorized Agents, reasonably satisfactory to the Trustee, to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section. The Company shall give written notice of any such appointment made by it to the Trustee, the related Owner Trustees and the related Indenture Trustees; and in each case the Trustee shall mail notice of such appointment to all Certificateholders of the related series as their names and addresses appear on the Register for such series.

          (e) The Company agrees to pay, or cause to be paid, from time to time to each Authorized Agent the compensation as set forth in the schedule agreed to by each Authorized Agent and the Company for its services and to reimburse it for its reasonable expenses.

                                                  [Pass Through Trust Agreement]

     Section 7.13  Money for Certificate Payments to be held in Trust. All
                   --------------------------------------------------
moneys deposited with any Paying Agent for the purpose of any payment on Certificates of any series shall be deposited and held in trust for the benefit of the Certificateholders entitled to such payment, subject to the provisions of this Section. Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Certificateholders with respect to which such money was deposited.

     The Trustee will cause each Paying Agent other than the Trustee to execute and deliver to it an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will

               (1) hold all sums held by it for payments on Certificates of any series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

               (2) give the Trustee notice of any default by any obligor upon the Certificates of any series in the making of any such payment; and

               (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Basic Agreement or for any other purpose, direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Section 7.14  Registration of Equipment Notes in Trustee's Name. The
                   -------------------------------------------------
Trustee agrees that all Equipment Notes, Permitted Government Investments, if any, and Specified Investments, if any, shall be issued in the name of the Trustee for the applicable Trust or its nominee and held by the Trustee, or, if not so held, the Trustee or its nominee shall be reflected as the owner of such Equipment Notes, Permitted Government Investments or Specified Investments, as the case may be, in the register of the issuer of such Equipment Notes, Permitted Government Investments or Specified Investments under the applicable provisions of the Uniform Commercial Code in effect where the Trustee holds such Equipment Notes, Permitted Government Investments, Specified Investments, or other applicable law then in effect.

     Section 7.15  Representations and Warranties of Trustee. The Trustee
                   -----------------------------------------
hereby represents and warrants that:

                                                  [Pass Through Trust Agreement]

               (i) the Trustee is a state chartered trust company duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts;


               (ii) the Trustee has full power, authority and legal right to execute, deliver, and perform this Basic Agreement and the Participation Agreement and has taken all necessary action to authorize the execution, delivery, and performance by it of this Basic Agreement and the Participation Agreement;

               (iii) the execution, delivery and performance by the Trustee of this Basic Agreement (a) will not violate any provision of any United States or Massachusetts law or regulation governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator, or governmental authority applicable to the Trustee or any of its assets, (b) will not violate any provision of the charter documents or by-laws of the Trustee, or (c) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property or any Trust pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee's performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

               (iv) the execution, delivery and performance by the Trustee of this Basic Agreement will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any United States or other Massachusetts governmental authority or agency regulating the banking and corporate trust activities of the Trustee; and

               (v) this Basic Agreement has been duly executed and delivered by the Trustee and constitutes the legal, valid, and binding agreement of the Trustee, enforceable in accordance with its terms, provided that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity.

     Section 7.16  Withholding Taxes; Information Reporting.  The Trustee, as
                   ----------------------------------------
trustee of each grantor trust created by this Basic Agreement and the related Trust Supplement, shall exclude and withhold from each distribution of principal, premium, if any, and interest and other amounts due hereunder or under any Trust Supplement or under the Certificates of any series any and all withholding taxes applicable thereto as required by law. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Certificates of any series, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the holders of the Certificates of any series, that it will

                                                  [Pass Through Trust Agreement]

file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each holder of a Certificate of any series appropriate documentation showing the payment thereof, together with such additional documentary evidence as such holders may reasonably request from time to time. The Trustee agrees to file any other information reports as it may be required to file under United States law.

     Section 7.17  Trustee's Liens.  The Trustee, in its individual capacity,
                   ---------------
agrees that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any mortgage, pledge, lien, charge, encumbrance, security interest or claim on or with respect to the Trust Property of any Trust which is either (i) attributable to the Trustee in its individual capacity and which is unrelated to the transactions contemplated by this Basic Agreement, any Trust Supplement, the related Participation Agreement or the related Note Documents, or (ii) attributable to the Trustee as trustee hereunder or in its individual capacity and which arise out of acts or omissions which are prohibited by this Basic Agreement or any Trust Supplement.


                                    ARTICLE
               CERTIFICATEHOLDER'S LISTS AND REPORTS BY TRUSTEE

     Section 8.01  The Company to furnish Trustee with Names and Addresses of
                   ----------------------------------------------------------
Certificateholders.  With respect to the Certificates of any series, the
------------------
Company will furnish to the Trustee within 15 days after each Record Date with respect to a Regular Payment, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list, in such form as the Trustee may reasonably require, of all information, if any, in the possession or control of the Company as to the names and addresses of the Holders of Certificates of such series, in each case as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the sole Registrar, no such list need be furnished; and provided further, however, that no such list need be furnished for so long as a copy of the Register is being furnished to the Trustee pursuant to Section 7.12(b).

     Section 8.02  Preservation of Information; Communication to
                   ---------------------------------------------
Certificateholders. (a) The Trustee shall preserve, in as current a form as is
------------------
reasonably practicable, the names and addresses of Certificateholders of each series contained in the most recent list furnished to the Trustee as provided in
Section 7.12(b) or Section 8.01, as the case may be, and the names and addresses of Certificateholders of each series, received by the Trustee in its capacity as Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 7.12(b) or Section 8.01, as the case may be, upon receipt of a new list so furnished.

     Section 8.03  Reports by Trustee. (a) Within 60 days after July 15 of
                   ------------------
each year commencing with the year 1999, the Trustee shall transmit to the Certificateholders of each

                                                  [Pass Through Trust Agreement]

series, as provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of such July 15, if required by Section 313(a) of the Trust Indenture Act.

     The Trustee shall make available to any Certificateholder upon request, the annual audited and quarterly unaudited financial statements of the Company which are provided to the Trustee pursuant to Section 8.04(a).

     Section 8.04  Reports by Company.  The Company shall:
                   ------------------

          (a) file with the Trustee, within 30 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations.

          (b) file with the Trustee and the Commission, in accordance with the rules and regulations prescribed by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Basic Agreement or any Trust Supplement, as may be required by such rules and regulations, including, in the case of annual reports, if required by such rules and regulations, certificates or opinions of independent public accountants, conforming to the requirements of
Section 1.02;

          (c) transmit to all Certificateholders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 8.04 as may be required by rules and regulations prescribed by the Commission;

          (d) furnish to the Trustee, not less often than annually, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Basic Agreement and any Trust Supplement. For purposes of this paragraph (d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Basic Agreement or any Trust Supplement.

                                                  [Pass Through Trust Agreement]

                                    ARTICLE
                         SUPPLEMENTAL TRUST AGREEMENTS

     Section 9.01  Supplemental Trust Agreements without Consent of
                   ------------------------------------------------
Certificateholders. Without the consent of the Certificateholders of any
------------------
series, the Company may, and the Trustee (subject to Section 9.03) shall, at any time and from time to time enter into one or more agreements supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

               (1) to add to the covenants of the Company for the benefit of the Certificateholders of any series, or to surrender any right or power in this Basic Agreement conferred upon the Company; or

               (2) to cure any ambiguity, to correct any manifest error or to correct or supplement any provision herein, in any Trust Supplement or any supplemental trust agreement which may be defective or inconsistent with any other provision herein, in any Trust Supplement or any supplemental trust agreement or to make any other provisions with respect to matters or questions arising under this Basic Agreement or any Trust Supplement, provided that any such action shall not adversely affect the interests of the Certificateholders of any series; or

               (3) to evidence and provide for the acceptance of appointment hereunder and under the applicable Trust Supplements by a successor Trustee with respect to one or more Trusts; or

               (4) to make any other amendments or modifications hereto, provided such amendments or modifications shall only apply to Certificates of one or more series to be thereafter issued;

provided that in each case such supplement shall not adversely affect the status of a Trust as a "grantor trust" under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes.

     Section 9.02  Supplemental Trust Agreements with Consent of
                   ---------------------------------------------
Certificateholders. With respect to each separate Trust and the series of Certificates relating thereto, with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in such Trust, by Act of said Certificateholders delivered to the Company and the Trustee, the Company may and the Trustee (subject to Section 9.03) shall, enter into an agreement or agreements supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Basic Agreement or the related Trust Supplement to the extent applicable to such Certificateholders or of modifying in any manner the rights and obligations of the Certificateholders of such series

                                                  [Pass Through Trust Agreement]

under this Basic Agreement or the related Trust Supplement; provided, however, that no such supplemental agreement shall, without the consent of the Holder of each Outstanding Certificate affected thereby:

               (1) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in such Trust or distributions that are required to be made herein on any Certificate of any series, or change any date of payment on any Certificate, or change the place of payment where, or the coin or currency in which, any Certificate of any series is payable, or impair the right to institute suit for the enforcement of any such payment or distribution on or after the Regular Distribution Date or Special Distribution Date applicable thereto; or

               (2) permit the disposition of any Equipment Note in the Trust Property of such Trust except as permitted by this Basic Agreement or related Trust Supplement; or

               (3) reduce the percentage of the aggregate Fractional Undivided Interests of such Trust which is required for any such supplemental agreement, or reduce such percentage required for any waiver (of compliance with certain provisions of this Basic Agreement or related Trust Supplement or certain defaults hereunder and their consequences) provided for in this Basic Agreement or such Trust Supplement; or

               (4) modify any of the provisions relating to supplemental agreements that may be executed pursuant to this Section 9.02 or relating to the rights of Certificateholders with regard to a waiver of an Event of Default hereunder or receipt of any payment hereunder; or

               (5) adversely affect the status of any Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes.

     It shall not be necessary for any Act of Certificateholders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

     Section 9.03  Documents Affecting Immunity or Indemnity. If in the opinion
                   -----------------------------------------
of the Trustee any document required to be executed by it pursuant to the terms of Section 9.01 or 9.02 affects any interest, right, duty, immunity or indemnity in favor of the Trustee under this Basic Agreement or any Trust Supplement, the Trustee may in its discretion decline to execute such document.

                                                  [Pass Through Trust Agreement]

     Section 9.04  Execution of Supplemental Trust Agreements. In executing, or
                   ------------------------------------------
accepting the additional trusts created by, any supplemental agreement permitted by this Article or the modifications thereby of the trusts created by this Basic Agreement and the related Trust Supplement, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Basic Agreement and the related Trust Supplement.

     Section 9.05  Effect of Supplemental Trust Agreements. Upon the execution
                   ---------------------------------------
of any supplemental agreement under this Article, this Basic Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Basic Agreement for all purposes; and every Certificateholder of each series theretofore or thereafter authenticated and delivered hereunder shall be bound thereby to the extent applicable to such series.

     Section 9.06  Conformity to Trust Indenture Act. Unless otherwise provided
                   ---------------------------------
in the applicable Trust Supplement, every supplemental agreement executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

     Section 9.07  Reference in Certificates to Supplemental Trust Agreements.
                   ----------------------------------------------------------
Certificates of each series authenticated and delivered after the execution of any supplemental agreement applicable to such series pursuant to this Article may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental agreement; and, in such case, suitable notation may be made upon Outstanding Certificates of such series after proper presentation and demand.

                                    ARTICLE
                  AMENDMENTS TO INDENTURES AND NOTE DOCUMENTS

     Section 10.01 Amendments and Supplements to Indenture and other Note
                   ------------------------------------------------------
Documents. In the event that the Trustee, as holder of any Equipment Note in trust for the benefit of the Certificateholders of any series, receives a request for a consent to any amendment, modification, waiver or supplement under any related Indenture or other related Note Document, which requires the consent of the Certificateholders of such series, the Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement, to each Certificateholder of such series registered on the Register as of such date. The Trustee shall request from the Certificateholders of such series Directions as to (i) whether or not to direct the applicable Indenture Trustee to take or refrain from taking any action which a holder of such Equipment Note has the option to direct, (ii) whether or not to give or execute any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note and
(iii) how to vote any Equipment Note if a vote has been called for with respect thereto. Provided such a request for Certificateholder Direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note, the Trustee shall vote or consent with respect to such Equipment Note in the same proportion as the Certificates of

                                                  [Pass Through Trust Agreement]

such series were actually voted by Acts of Holders delivered to the Trustee prior to two Business Days before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to
Section 6.04, in the case that an Event of Default hereunder with respect to such series shall have occurred and be continuing, the Trustee may, in its own discretion and at its own direction, consent and notify the applicable Indenture Trustee of such consent to any amendment, modification, waiver or supplement under the applicable Indenture or other related Note Document.

                                    ARTICLE
                             TERMINATION OF TRUST

     Section 10.11  Termination of the Trust. With respect to each Trust
                    ------------------------
created hereby and by its related Trust Supplement, the respective obligations and responsibilities of the Company and the Trustee created hereby and thereby and such Trust created hereby and thereby shall terminate upon the distribution to all Certificateholders of the related series of all amounts required to be distributed to them pursuant to this Basic Agreement and the related Trust Supplement and the disposition of all property held as part of the Trust Property of such Trust; provided, however, that in no event shall such Trust continue beyond the final expiration date determined as provided in such Trust Supplement.

     Notice of any termination of a Trust, specifying the applicable Regular Distribution Date (or Special Distribution Date, as the case may be) upon which the Certificateholders of any series may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be mailed promptly by the Trustee to Certificateholders of such series not earlier than the 60th day and not later than the 20th day next preceding such final distribution specifying (A) the Regular Distribution Date (or Special Distribution Date, as the case may be) upon which final payment of the Certificates of such series will be made upon presentation and surrender of Certificates of such series at the office or agency of the Trustee therein specified, (B) the amount of any such final payment, and (C) that the Record Date otherwise applicable to such Regular Distribution Date (or Special Distribution Date, as the case may be) is not applicable, payments being made only upon presentation and surrender of the Certificates of such series at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Registrar at the time such notice is given to Certificateholders of such series. Upon presentation and surrender of the Certificates of such series, the Trustee shall cause to be distributed to Certificateholders of such series amounts distributable on such Regular Distribution Date or Special Distribution Date, as the case may be, pursuant to Section 4.02.

     In the event that all of the Certificateholders of such series shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders of such series to surrender their Certificates for cancellation and receive the final distribution with respect thereto. In the event that any money held by the Trustee for the payment of

                                                  [Pass Through Trust Agreement]

distributions on the Certificates of such series shall remain unclaimed for two years (or such lesser time as the Trustee shall be satisfied, after sixty days' notice from the Company, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Trustee shall pay to the applicable Indenture Trustee the appropriate amount of money relating to such Indenture Trustee and shall give written notice thereof to the applicable Owner Trustee and the Company.

                                  ARTICLE XII
                           MISCELLANEOUS PROVISIONS

     Section 12.01 Limitation on Rights of Certificateholders. The death or
                   ------------------------------------------
incapacity of any Certificateholder of any series shall not operate to terminate this Basic Agreement, the related Trust Supplement or the related Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the related Trust, nor otherwise affect the rights, obligations, and liabilities of the parties hereto or any of them.

     Section 12.02 Certificates Nonassessable and Fully Paid. Certificateholders
                   -----------------------------------------
of each series shall not be personally liable for obligations of the related Trust, the Fractional Undivided Interests represented by the Certificates of any series shall be nonassessable for any losses or expenses of the related Trust or for any reason whatsoever, and Certificates of such series upon authentication thereof by the Trustee pursuant to Section 3.02 are and shall be deemed fully paid. No Certificateholder of such series shall have any right (except as expressly provided herein) to vote or in any manner otherwise control the operation and management of the related Trust Property, the related Trust, or the obligations of the parties hereto, nor shall anything set forth herein, or contained in the terms of the Certificates of such series, be construed so as to constitute the Certificateholders of such series from time to time as partners or members of an association.

     Section 12.03  Notices. With respect to Certificates of each series, all
                    -------
demands, notices, and communications under the Basic Agreement or such Trust Supplement with respect to such Trust shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt, in the case of the Company, at the following address: General American Railcar Corporation II, 500 West Monroe Street, Chicago, IL 60661-3676 Attention: Secretary, and, in the case of the Trustee, at the following address: State Street Bank and Trust Company, Two International Place, Boston MA 02110 Attention: Corporate Trust Services Division, or, in each case, at such other address as shall be designated by such party in a written notice to the other parties. Any notice required or permitted to be given to a Certificateholder of any series hereunder shall be mailed by first class mail, postage prepaid, at the address of such Holder as shown in the Register. Any notice so mailed within the time prescribed in this Basic Agreement or the related Trust Supplement shall be conclusively presumed to have been duly given, whether or not the Certificateholder of such series received such notice. The Trustee shall promptly furnish the

                                                  [Pass Through Trust Agreement]

Company with a copy of each demand, notice or written communication received by the Trustee hereunder from any Certificateholder of any series, any Owner Trustee or any Indenture Trustee.

     Section 12.04  GOVERNING LAW. THIS BASIC AGREEMENT AND THE CERTIFICATES
                    -------------
SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 12.05  Severability of Provisions.  If any one or more of the
                    --------------------------
covenants, agreements, provisions, or terms of this Basic Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Basic Agreement and shall in no way affect the validity or enforceability of the other provisions of this Basic Agreement or any Trust, or of the rights of the Certificateholders thereof.

     Section 12.06  Trust Indenture Act.  Unless otherwise provided in the
                    -------------------
applicable Trust Supplement, this Basic Agreement and any Trust Supplement are subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions.

     Section 12.07  Effect of Headings and Table of Contents.  The Article and
                    ----------------------------------------
Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 12.08  Successors and Assigns.  All covenants, agreements,
                    ----------------------
representations and warranties in this Basic Agreement by the Trustee and the Company shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

     Section 12.09  Benefits of Agreement. Nothing in this Basic Agreement or
                    ---------------------
in the Certificates of any series express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Certificateholders, any benefit or any legal or equitable right, remedy or claim under this Basic Agreement.

     Section 12.10  Legal Holidays. In any case where any Regular Distribution
                    --------------
or Special Distribution Date relating to any Certificate of any series shall not be a Business Day, then (notwithstanding any other provision of this Basic Agreement) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date, and no interest shall accrue during the intervening period.

                                                  [Pass Through Trust Agreement]

     Section 12.11 Counterparts. For the purpose of facilitating the execution
                   ------------
of this Basic Agreement and for other purposes, this Basic Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                                 *     *     *

                                                  [Pass Through Trust Agreement]

     IN WITNESS WHEREOF, the Company and the Trustee have caused this Basic Agreement to be duly executed by their respective officers and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

                                        GENERAL AMERICAN RAILCAR
                                        CORPORATION II


                                        By:________________________________
                                        Name:______________________________
                                        Title:_____________________________

[SEAL]

ATTEST:


[Secretary]


                                        STATE STREET BANK AND
                                        TRUST COMPANY


                                        By:________________________________
                                        Name:______________________________
                                        Title:_____________________________

[SEAL]

ATTEST:


Trust Officer

                                                  [Pass Through Trust Agreement]

                                                                       EXHIBIT A

                              FORM OF CERTIFICATE

     /1/[THIS PASS THROUGH CERTIFICATE IS A GLOBAL PASS THROUGH CERTIFICATE WITHIN THE MEANING OF THE PASS THROUGH TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS PASS THROUGH CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A PASS THROUGH CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS PASS THROUGH CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PASS THROUGH TRUST AGREEMENT.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 3.09 OF THE PASS THROUGH TRUST AGREEMENT.]


GENERAL AMERICAN RAILCAR CORPORATION II PASS THROUGH TRUST

__________________
/1/ This legend to appear on Global Certificates to be deposited with The Depository Trust Company. One Certificate may be issued in a denomination of less than $100,000 which shall not have this legend.

                                                  [Pass Through Trust Agreement]

                  Pass Through Certificate, Series___________
                     Issuance Date:  _____________ __, ____

                 Final Distribution Date:  ______________, ____

          evidencing a Fractional Undivided Interest in a trust, the property of which includes certain Equipment Notes each secured by certain Equipment leased to General American Railcar Corporation II.

Certificate
No.__________      $__________ Fractional Undivided Interest representing
                   ________% of the Trust per $1,000 of Reference Principal
                   Amount

     THIS CERTIFIES THAT ___________________, for value received, is the registered owner of a Fractional Undivided Interest in the amount of $________________ (_________________ dollars) (the "Reference Principal Amount")
in General American Railcar Corporation II Pass Through Trust _____________ (the "Trust") created by State Street Bank and Trust Company, as trustee (the "Trustee"), pursuant to a Pass Through Trust Agreement dated as of August 1, 1998 (the "Basic Agreement") between the Trustee and General American Railcar Corporation II, a Delaware corporation (the "Company"), as supplemented by Trust Supplement No.________ thereto dated ____________, ____ (collectively, the "Agreement"), between the Trustee and the Company, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "General American Railcar Corporation II Pass Through Certificates, Series _________" (the "Certificates"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the Certificateholder of this Certificate by virtue of the acceptance hereof assents and by which such Certificateholder is bound. The property of the Trust includes certain Equipment Notes (the "Trust Property"). Each issue of the Equipment Notes is secured by a security interest in certain Equipment leased to the Company.

          The Certificates represent fractional undivided interests in the Trust and the Trust Property, and have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.

          Subject to and in accordance with the terms of the Agreement, from funds then available to the Trustee, there will be distributed on each [INSERT PAYMENT TERM] (a "Regular Distribution Date"), commencing on ______________, ____, to the Person in whose name this

                                                  [Pass Through Trust Agreement]

Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Regular Payments on the Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Regular Payments. Subject to and in accordance with the terms of the Agreement, in the event that Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and no interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

     Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

     The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any Affiliate thereof. The Certificates are limited in right or payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the entire Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the

                                                  [Pass Through Trust Agreement]

Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar, duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

     The Certificates (except one Certificate having a denomination of less than $100,000) are issuable only as registered Certificates without coupons in minimum denominations of $100,000 Fractional Undivided Interest and in integral multiples of $1,000 in excess thereof. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

     The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

     THE AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK

                                                  [Pass Through Trust Agreement]

WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS OF THE STATE OF NEW
YORK.

     Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                   *   *   *

                                                  [Pass Through Trust Agreement]

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   GENERAL AMERICAN RAILCAR
                                   CORPORATION II PASS THROUGH
                                   TRUST _______

                                   By: STATE STREET BANK AND TRUST COMPANY,
                                       as Trustee


                                   By:____________________________________
                                   Name:__________________________________
                                   Title:_________________________________


Dated:___________________

                                                  [Pass Through Trust Agreement]

             [FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                    This is one of the Certificates referred
                     to in the within-mentioned Agreement.


                                        STATE STREET BANK AND TRUST COMPANY,
                                        as Trustee


                                        By:________________________________
                                        Name:______________________________
                                        Title:_____________________________